Goldman Sachs Funds

ASSET ALLOCATION PORTFOLIOS	Semiannual Report June 30, 2006

Strategies designed to provide a complete investment program in a single investment and capitalize on the benefits of asset allocation.

Goldman Sachs Asset Allocation Portfolios

■	GOLDMAN SACHS BALANCED STRATEGY PORTFOLIO

■	GOLDMAN SACHS GROWTH AND INCOME STRATEGY PORTFOLIO

■	GOLDMAN SACHS GROWTH STRATEGY PORTFOLIO

■	GOLDMAN SACHS EQUITY GROWTH STRATEGY PORTFOLIO

The Balanced Strategy Portfolio is expected to invest a relatively significant percentage of its equity allocation in the Goldman Sachs Structured Large Cap Growth, Structured Large Cap Value and Structured International Equity Funds and may invest a relatively significant percentage of its assets in the Global Income and High Yield Funds. It is expected that the Portfolio will invest more than 25% of its assets in the Short Duration Government Fund. The Portfolio is subject to the risk factors of those funds. Some of those risk factors include credit and interest rate risk, the price fluctuations of U.S. government securities in response to changes in interest rates; the volatility of investments in the stock market; and currency, economic and political risks of non-US investments.
The Growth and Income Strategy Portfolio is expected to invest a relatively significant percentage of its equity allocation in the Goldman Sachs Structured Large Cap Growth, Structured Large Cap Value and Structured International Equity Funds and will invest a relatively significant percentage of its assets in the Core Fixed Income and Global Income Funds. The Portfolio is subject to the risk factors of those funds. Some of those risk factors include credit and interest rate risk, the price fluctuations of U.S. government securities in response to changes in interest rates; the credit risk and volatility of high-yield bonds; and the volatility of non-US stocks and bonds and US stocks.
The Growth Strategy Portfolio is expected to invest a relatively significant percentage of its equity allocation in the Goldman Sachs Structured Large Cap Growth, Structured Large Cap Value and Structured International Equity Funds, and is subject to the risk factors of those funds. Some of those risk factors include the volatility of US and non-US equity investments; the credit risk and volatility of high yield bonds; and the political, economic and currency risks of non-US securities.
The Equity Growth Strategy Portfolio is expected to invest a relatively significant percentage of its assets in the Goldman Sachs Structured Large Cap Growth, Structured Large Cap Value and Structured International Equity Funds, and is subject to the risk factors of those funds. Some of those risk factors include the volatility of US and non-US equity investments; and the political, economic and currency risks of non-US securities, which are particularly significant regarding equities of issuers located in emerging markets.
Effective December 30, 2005, the CORE International Equity, CORE Small Cap Equity, CORE Large Cap Growth, CORE Large Cap Value and CORE U.S. Equity Funds were renamed, respectively, the Structured International Equity, Structured Small Cap Equity, Structured Large Cap Growth, Structured Large Cap Value and Structured U.S. Equity Funds. Effective April 28, 2006, the name of the Goldman Sachs Aggressive Growth Strategy Portfolio was changed to the Goldman Sachs Equity Growth Strategy Portfolio.

NOT FDIC-INSURED	May Lose Value	No Bank Guarantee

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS
What Differentiates Goldman Sachs’
Approach to Asset Allocation?
We believe that strong, consistent investment results through asset allocation are best achieved through teams of experts working together on a global scale:

■	Goldman Sachs’ Quantitative Strategies Team determines the strategic and quarterly tactical asset allocations. The team is comprised of over 50 professionals with significant academic and practitioner experience and currently manages more than $101.5 billion in assets as of March 31, 2006 for institutional, high net worth and individual investors.

■	Goldman Sachs’ Portfolio Management Teams offer expert management of the mutual funds that are contained within each Asset Allocation Strategy. These same teams manage portfolios for institutional and high net worth investors.

Goldman Sachs Asset Allocation Investment Process

Quantitative Strategies Team
Each asset allocation portfolio represents a diversified global portfolio on the efficient frontier. The portfolios differ in their long-term objective, and therefore, their asset allocation mix. The long-term strategic asset allocation is the primary source of risk and the corresponding primary determinant of total return. It therefore represents an anchor, or neutral starting point, from which tactical asset allocation decisions are made.

Quantitative Strategies Team
For each portfolio, the strategic asset allocation is combined with a measured amount of tactical risk. Changing market conditions create opportunities to capitalize on investing in different countries and asset classes relative to others over time. Within each strategy, we shift assets away from the strategic allocation (over and underweighting certain asset classes and countries) to seek to benefit from changing conditions in global capital markets on a quarterly basis.

Using proprietary portfolio construction models to maintain each Portfolio’s original risk/return profile over time, the team makes eight active decisions based on its current outlook on global equity, fixed income and currency markets.

■ Asset class selection	Are U.S. stocks, U.S. bonds or cash more attractive?
■ Regional equity selection	Are U.S. or non-U.S. equities more attractive?
■ Regional bond selection	Are U.S. or non-U.S. bonds more attractive?
■ U.S. equity style selection	Are U.S. value or U.S. growth equities more attractive?
■ U.S. equity size selection	Are U.S. large-cap or U.S. small-cap equities more attractive?
■ Equity country selection	Which international countries are most attractive?
■ High yield selection	Are high yield or core fixed income securities more attractive?
■ Emerging/developed equity selection	Are emerging or developed equities more attractive?

Mutual Fund Portfolio Management Teams
Each portfolio is comprised of 6-12 underlying Goldman Sachs Funds managed by broad, deep portfolio management teams. In addition to global tactical asset allocation, we seek to generate excess returns through security selection within each underlying mutual fund. Whether in the equity or fixed income arenas, these portfolio management teams share a commitment to firsthand fundamental research and seek performance driven by successful security selection.

PERFORMANCE OVERVIEW
Asset Allocation Portfolios
Dear Shareholder,
This report provides an overview on the performance of the Goldman Sachs Asset Allocation Portfolios (individually, the “Portfolio,” and collectively, the “Portfolios”) during the six-month reporting period that ended June 30, 2006.
  Asset Allocation

Overall, the various Portfolios invest their assets in a strategic mix of underlying equity and fixed income funds. Each June, we reset our strategic benchmarks to reflect current market expectations and to bring the total equity portion of the various Portfolios in line with our long-term target weights. During the rest of the year, we allow these strategic targets to shift with their respective market returns, but we continue to adjust our tactical allocations to reflect our views. Each quarter, the overall asset allocation is adjusted based on current market conditions, as well as our economic and market forecasts. By reallocating the Portfolios on a quarterly basis, we seek to enhance performance over the long term.
  Regional and Sector Preferences

■	Asset Class Selection — Our asset class timing decision — which tactically positions our exposure to stocks, bonds, and cash — was one of our most significant tactical views for the first half of 2006. Typically, we shift exposure between stocks and bonds, depending on which asset class appears more attractive for the quarter. For the first two quarters of 2006, however, we were bearish on bonds and also slightly bearish on stocks, leading us to make moderate allocations to money market investments. Our view on stocks and bonds relative to cash was primarily driven by the current interest rate environment, especially considering the relatively attractive yields of short-term instruments.

■	Equities — As 2006 began, we returned to an overweight in international equity relative to domestic equity. As we have mentioned in the past, this decision is based not only on the relative strength of equity markets, but also on the expected return contribution of the foreign currency exposure that accompanies international equity investment. Comparing equity markets in recent years, our quantitative models have suggested international equity markets to be much more attractive than domestic equity markets. However, our views indicated strong potential for US dollar appreciation relative to foreign currencies during the last half of 2005. This caused us to slightly underweight international equity relative to domestic equity last year. Heading into 2006, our dollar view moderated, leading us to return to our overweight in international stocks during the first two quarters of the year.

While the views presented above reflect how we positioned US equities relative to international equities when evaluated in the aggregate, we were also able to implement our country-level views within the Goldman Sachs Structured International Equity Fund. Among international developed equity markets, we continued to view Europe as our favorite region globally. Within Europe, we found the markets of many smaller countries, such as Austria, Norway, and Belgium, to exhibit strong macroeconomic fundamentals and offer particularly attractive sources of value. In Asia, we felt that Japan offered the most attractive equity market. Furthermore, our view on UK equity improved, but we remained moderately bearish given unattractive economic conditions and the market’s weak momentum.

PERFORMANCE OVERVIEW

Within equity markets in general, we continued to overweight value stocks relative to growth stocks. However, we have gradually decreased this overweight as our preference for value stocks has moderated. Our positive view on value versus growth stocks was driven by investor sentiment as well as corporate earnings news. We have held this view on value stocks for about three years, and they generally outperformed their growth counterparts during that period. However, we are now beginning to find less value in value stocks.

Our preference for large-cap stocks relative to small-cap stocks grew even stronger throughout the first half of the year. We began 2006 with only a slight underweight in small-cap stocks relative to large-cap stocks, but by April we had sold our entire small-cap exposure. In comparing the two, we find large-cap stocks to be more attractive on just about every measure we consider. Our macroeconomic signals were particularly strong for large-cap stocks during the period, emphasizing that economic conditions appeared less accommodating to the capital needs of smaller firms.

■	Fixed Income — Our view on domestic versus international fixed income continued to be relatively weak during the first half of 2006, and while only slightly, we tilted our exposure toward international bonds. The competitive nominal yields offered in the US looked much less attractive after considering our inflation forecasts. We also saw additional signals that made domestic bonds relatively less attractive during the first half of the year as we monitored global fund flows and saw the potential for downward price pressure in domestic fixed income markets.

Our view on high yield versus investment grade fixed income was roughly neutral over the first six months of the year.
  Performance

The performance of your Portfolio is driven primarily by three factors: 1) strategic asset allocation policy, 2) underlying fund performance, and 3) asset allocation decisions.

STRATEGIC ALLOCATIONS RETURN

On an absolute basis, the strategic allocations in the Asset Allocation Portfolios showed positive performance for the six-month period ended June 30, 2006. In general, the Portfolios’ returns were driven by the performance of their equity exposure, especially international equity exposure, as fixed income markets were down for the first half of the year. The Asset Allocation Portfolios continued to benefit significantly from diversification into less traditional asset classes. Real estate securities, emerging markets equity, and developed international equity were among the strongest performing asset classes over this period.

UNDERLYING FUND EXCESS RETURN

The second component of Portfolio performance is the contribution from our underlying fund managers. Overall, underlying fund security selection underperformed during the first half of 2006. This contributed negatively to the performance of all of the Portfolios with the exception of the Balanced Portfolio. Relative to their respective benchmarks, the underlying fixed income managers tended to outperform the

PERFORMANCE OVERVIEW

underlying equity managers. Interestingly, the underlying funds with the weakest performance relative to their benchmarks were in the asset classes which had the strongest rally during the first half of 2006, including: the Structured Small Cap Equity Fund, the Emerging Markets Equity Fund, and the Structured Large Cap Value Fund. The strongest performing funds relative to their benchmarks included the Short Duration Government Fund, the High Yield Fund, and the Structured Large Cap Growth Fund.

ASSET ALLOCATION DECISIONS RETURN

The final component of Portfolio performance is derived from the Global Tactical Asset Allocation (GTAA) strategy. Our tactical asset allocation decisions generated positive returns across all Portfolios during the six-month period ended June 30, 2006, adding approximately 40 basis points of excess return in the Equity Growth Strategy Portfolio, 70 basis points in the Growth Strategy Portfolio, 70 basis points in the Growth and Income Strategy Portfolio, and 70 basis points in the Balanced Strategy Portfolio.

Among our asset class positioning decisions, our asset class timing decision to underweight bonds relative to cash was one of our largest contributors. The decision to significantly underweight large-cap equity relative to small-cap equity during the second quarter of 2006 was also a major contributor to GTAA performance. Our equity country selection model, as implemented in the Structured International Equity Fund, underperformed during the first half of 2006.

■	Goldman Sachs Balanced Strategy Portfolio — During the six-month period ended June 30, 2006, the Portfolio’s Class A, B, C, Institutional and Service Shares generated cumulative total returns of 4.04%, 3.65%, 3.59%, 4.23% and 3.98%, respectively.

■	Goldman Sachs Growth and Income Strategy Portfolio — During the six-month period ended June 30, 2006, the Portfolio’s Class A, B, C, Institutional and Service Shares generated cumulative total returns of 4.37%, 3.98%, 4.04%, 4.55% and 4.32%, respectively.

■	Goldman Sachs Growth Strategy Portfolio — During the six-month period ended June 30, 2006, the Portfolio’s Class A, B, C, Institutional and Service Shares generated cumulative total returns of 5.54%, 5.15%, 5.18%, 5.76% and 5.48%, respectively.

■	Goldman Sachs Equity Growth Strategy Portfolio — During the six-month period ended June 30, 2006, the Portfolio’s Class A, B, C, Institutional and Service Shares generated cumulative total returns of 6.73%, 6.33%, 6.27%, 6.89% and 6.69%, respectively.

We hope this summary has been helpful to you in your understanding of how we manage your Portfolio. We thank you for the confidence you have placed in us and we look forward to your continued support.

Goldman Sachs Quantitative Strategies Group

July 26, 2006

FUND BASICS
Balanced Strategy
as of June 30, 2006
PERFORMANCE REVIEW

January 1, 2006–June 30, 2006	Portfolio Total Return (based on NAV)[1]

Class A	4.04%
Class B	3.65
Class C	3.59
Institutional	4.23
Service	3.98

[1]	The net asset value (NAV) represents the net assets of the class of the Portfolio (ex-dividend) divided by the total number of shares of the class outstanding. The Portfolio’s performance assumes the reinvestment of dividends and other distributions. The Portfolio’s performance does not reflect the deduction of any applicable sales charges.
STANDARDIZED TOTAL RETURNS[2]

For the period ended June 30, 2006	One Year	Five Years	Since Inception (1/2/98)

Class A	3.15%	4.77%	4.53%
Class B	3.27	4.78	4.45
Class C	7.29	5.15	4.46
Institutional	9.60	6.39	5.65
Service	9.16	5.85	5.13

[2]	The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class B Shares (5% maximum declining to 0% after six years) and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional and Service Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

Total return figures in the above charts represent past performance and do not indicate future results, which will vary. The investment return and principal value of an investment will fluctuate and, therefore, an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the total return figures in the above charts. Please visit www.goldmansachsfunds.com to obtain the most recent month-end returns. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Portfolio distributions or the redemption of Portfolio shares.
The Goldman Sachs Balanced Strategy Portfolio invests primarily in other Goldman Sachs Funds and is subject to the risk factors of those Funds. Some of the risks include the price fluctuations of government securities in response to interest rates, the volatility of investments in the stock market, and the currency and political risks of non-U.S. securities.

[3]	As of 4/1/06. Actual Fund weighting in the Asset Allocation Portfolios may differ from the figures shown above due to rounding, differences in returns of the Underlying Funds, or both. The above figures are not indicative of future allocations.

FUND BASICS
FUND WEIGHTINGS[4]
Percentage of Net Assets

[4]	The percentage shown for each underlying fund reflects the value of that fund as a percentage of net assets. Short-term investments include money market funds and repurchase agreements, if any. Figures in the above graph may not sum to 100% due to the exclusion of other assets and/or liabilities.

FUND BASICS
Growth and Income Strategy
as of June 30, 2006
PERFORMANCE REVIEW

January 1, 2006–June 30, 2006	Portfolio Total Return (based on NAV)[1]

Class A	4.37%
Class B	3.98
Class C	4.04
Institutional	4.55
Service	4.32

[1]	The net asset value (NAV) represents the net assets of the class of the Portfolio (ex-dividend) divided by the total number of shares of the class outstanding. The Portfolio’s performance assumes the reinvestment of dividends and other distributions. The Portfolio’s performance does not reflect the deduction of any applicable sales charges.
STANDARDIZED TOTAL RETURNS[2]

For the period ended June 30, 2006	One Year	Five Years	Since Inception (1/2/98)

Class A	6.27%	6.21%	5.19%
Class B	6.56	6.27	5.11
Class C	10.72	6.62	5.11
Institutional	12.95	7.86	6.32
Service	12.46	7.32	5.79

[2]	The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class B Shares (5% maximum declining to 0% after six years) and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional and Service Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

Total return figures in the above charts represent past performance and do not indicate future results, which will vary. The investment return and principal value of an investment will fluctuate and, therefore, an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the total return figures in the above charts. Please visit www.goldmansachsfunds.com to obtain the most recent month-end returns. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Portfolio distributions or the redemption of Portfolio shares.
The Goldman Sachs Growth and Income Strategy Portfolio invests primarily in other Goldman Sachs Funds and is subject to the risk factors of those Funds. Some of the risks include the price fluctuations of fixed income securities in response to interest rates, the credit risk and volatility of high yield bonds, and the volatility of non-U.S. stocks and bonds and U.S. stocks.

[3]	As of 4/1/06. Actual Fund weighting in the Asset Allocation Portfolios may differ from the figures shown above due to rounding, differences in returns of the Underlying Funds, or both. The above figures are not indicative of future allocations.

FUND BASICS
FUND WEIGHTINGS[4]
Percentage of Net Assets

[4]	The percentage shown for each underlying fund reflects the value of that fund as a percentage of net assets. Short-term investments include money market funds and repurchase agreements, if any. Figures in the above graph may not sum to 100% due to the exclusion of other assets and/or liabilities.

FUND BASICS
Growth Strategy
as of June 30, 2006
PERFORMANCE REVIEW

January 1, 2006–June 30, 2006	Portfolio Total Return (based on NAV)[1]

Class A	5.54%
Class B	5.15
Class C	5.18
Institutional	5.76
Service	5.48

[1]	The net asset value (NAV) represents the net assets of the class of the Portfolio (ex-dividend) divided by the total number of shares of the class outstanding. The Portfolio’s performance assumes the reinvestment of dividends and other distributions. The Portfolio’s performance does not reflect the deduction of any applicable sales charges.
STANDARDIZED TOTAL RETURNS[2]

For the period ended June 30, 2006	One Year	Five Years	Since Inception (1/2/98)

Class A	9.45%	6.64%	4.94%
Class B	10.00	6.73	4.87
Class C	13.96	7.05	4.86
Institutional	16.37	8.31	6.06
Service	15.76	7.73	5.52

[2]	The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class B Shares (5% maximum declining to 0% after six years) and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional and Service Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

Total return figures in the above charts represent past performance and do not indicate future results, which will vary. The investment return and principal value of an investment will fluctuate and, therefore, an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the total return figures in the above charts. Please visit www.goldmansachsfunds.com to obtain the most recent month-end returns. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Portfolio distributions or the redemption of Portfolio shares.
The Goldman Sachs Growth Strategy Portfolio invests primarily in other Goldman Sachs Funds and is subject to the risk factors of those Funds. Some of the risks include the volatility of U.S. and non-U.S. equity investments, the political and currency risks of non-U.S. securities, and the credit risks and volatility of high yield bonds.

[3]	As of 4/1/06. Actual Fund weighting in the Asset Allocation Portfolios may differ from the figures shown above due to rounding, differences in returns of the Underlying Funds, or both. The above figures are not indicative of future allocations.

FUND BASICS
FUND WEIGHTINGS[4]
Percentage of Net Assets

[4]	The percentage shown for each underlying fund reflects the value of that fund as a percentage of net assets. Short-term investments include money market funds and repurchase agreements, if any. Figures in the above graph may not sum to 100% due to the exclusion of other assets and/or liabilities.

FUND BASICS
Equity Growth Strategy
as of June 30, 2006
PERFORMANCE REVIEW

January 1, 2006–June 30, 2006	Portfolio Total Return (based on NAV)[1]

Class A	6.73%
Class B	6.33
Class C	6.27
Institutional	6.89
Service	6.69

[1]	The net asset value (NAV) represents the net assets of the class of the Portfolio (ex-dividend) divided by the total number of shares of the class outstanding. The Portfolio’s performance assumes the reinvestment of dividends and other distributions. The Portfolio’s performance does not reflect the deduction of any applicable sales charges.
STANDARDIZED TOTAL RETURNS[2]

For the period ended June 30, 2006	One Year	Five Years	Since Inception (1/2/98)

Class A	13.05%	7.23%	4.85%
Class B	13.82	7.35	4.78
Class C	17.67	7.63	4.79
Institutional	20.06	8.89	5.93
Service	19.57	8.34	5.45

[2]	The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed deferred sales charge for Class B Shares (5% maximum declining to 0% after six years) and the assumed deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional and Service Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

Total return figures in the above charts represent past performance and do not indicate future results, which will vary. The investment return and principal value of an investment will fluctuate and, therefore, an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the total return figures in the above charts. Please visit www.goldmansachsfunds.com to obtain the most recent month-end returns. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Portfolio distributions or the redemption of Portfolio shares.
The Goldman Sachs Equity Growth Strategy Portfolio invests primarily in other Goldman Sachs Funds and is subject to the risk factors of those Funds. Some of the risks include the volatility of U.S. and non-U.S. equity investments and the political and currency risks of non-U.S. securities, which are particularly significant regarding equities of issuers located in emerging countries.

[3]	As of 4/1/06. Actual Fund weighting in the Asset Allocation Portfolios may differ from the figures shown above due to rounding, differences in returns of the Underlying Funds, or both. The above figures are not indicative of future allocations.

FUND BASICS
FUND WEIGHTINGS[4]
Percentage of Net Assets

[4]	The percentage shown for each underlying fund reflects the value of that fund as a percentage of net assets. Short-term investments include money market funds and repurchase agreements, if any. Figures in the above graph may not sum to 100% due to the exclusion of other assets and/or liabilities.

GOLDMAN SACHS BALANCED STRATEGY PORTFOLIO
Schedule of Investments
June 30, 2006 (Unaudited)

Shares	Description	Value
Mutual Funds (Institutional Shares) – 99.3%

Equity – 34.8%
4,152,265	Goldman Sachs Structured International Equity Fund – 18.1%	$58,173,233
2,086,181	Goldman Sachs Structured Large Cap Value Fund – 8.8%	28,226,026
1,400,811	Goldman Sachs Structured Large Cap Growth Fund – 5.9%	18,882,939
323,234	Goldman Sachs Real Estate Securities Fund – 2.0%	6,584,274

		111,866,472

Fixed-Income – 57.7%
15,454,323	Goldman Sachs Short Duration Government Fund – 46.0%	147,897,869
2,298,843	Goldman Sachs Global Income Fund – 9.0%	28,873,472
1,098,030	Goldman Sachs High Yield Fund – 2.7%	8,630,518

		185,401,859

Money Market – 6.8%
22,046,849	Financial Square Prime Obligations Fund – 6.8%	22,046,849

TOTAL MUTUAL FUNDS (INSTITUTIONAL SHARES)
(Cost $310,766,007)		$319,315,180

Principal	Interest	Maturity
Amount	Rate	Date	Value
Repurchase Agreement(a) – 0.1%

Joint Repurchase Agreement Account II
$300,000	5.28%	07/03/2006	$300,000
Maturity Value: $300,132
(Cost $300,000)

TOTAL INVESTMENTS – 99.4%
(Cost $311,066,007)			$319,615,180

OTHER ASSETS IN EXCESS OF LIABILITIES – 0.6%			1,949,523

NET ASSETS – 100.0%			$321,564,703

The percentage shown for each investment and investment category reflects the value of the respective investment or category as a percentage of net assets.

(a)	Joint repurchase agreement was entered into on June 30, 2006. Additional information appears on page 17.

For information on the underlying mutual funds, please call our toll free Shareholder Services Line at 1-800-526-7384 or visit us on the web at www.goldmansachsfunds.com/funds.
The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GROWTH AND INCOME STRATEGY PORTFOLIO
Schedule of Investments
June 30, 2006 (Unaudited)

Shares	Description	Value
Mutual Funds (Institutional Shares) – 98.0%

Equity – 54.1%
23,662,239	Goldman Sachs Structured International Equity Fund – 24.9%	$331,507,970
13,357,736	Goldman Sachs Structured Large Cap Value Fund – 13.5%	180,730,166
10,685,047	Goldman Sachs Structured Large Cap Growth Fund – 10.8%	144,034,437
1,912,678	Goldman Sachs Emerging Markets Equity Fund – 2.9%	38,177,055
1,312,602	Goldman Sachs Real Estate Securities Fund – 2.0%	26,737,697

		721,187,325

Fixed-Income – 37.2%
17,939,917	Goldman Sachs Global Income Fund – 16.9%	225,325,362
20,246,068	Goldman Sachs Core Fixed Income Fund – 14.6%	194,969,632
2,677,150	Goldman Sachs Short Duration Government Fund – 1.9%	25,620,327
2,289,680	Goldman Sachs Emerging Markets Debt Fund – 1.9%	25,484,136
3,238,091	Goldman Sachs High Yield Fund – 1.9%	25,451,393

		496,850,850

Money Market – 6.7%
89,472,316	Financial Square Prime Obligations Fund – 6.7%	89,472,316

TOTAL MUTUAL FUNDS (INSTITUTIONAL SHARES)
(Cost $1,249,554,161)		$1,307,510,491

Principal	Interest	Maturity
Amount	Rate	Date	Value
Repurchase Agreement(a) – 0.2%

Joint Repurchase Agreement Account II
$2,800,000	5.28%	07/03/2006	$2,800,000
Maturity Value: $2,801,231
(Cost $2,800,000)

TOTAL INVESTMENTS – 98.2%
(Cost $1,252,354,161)			$1,310,310,491

OTHER ASSETS IN EXCESS OF LIABILITIES – 1.8%			23,835,790

NET ASSETS – 100.0%			$1,334,146,281

The percentage shown for each investment and investment category reflects the value of the respective investment or category as a percentage of net assets.

(a)	Joint repurchase agreement was entered into on June 30, 2006. Additional information appears on page 17.

For information on the underlying mutual funds, please call our toll free Shareholder Services Line at 1-800-526-7384 or visit us on the web at www.goldmansachsfunds.com/funds.
 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GROWTH STRATEGY PORTFOLIO
Schedule of Investments
June 30, 2006 (Unaudited)

Shares	Description	Value
Mutual Funds (Institutional Shares) – 99.2%

Equity – 74.2%
27,205,756	Goldman Sachs Structured International Equity Fund – 34.0%	$381,152,643
15,338,767	Goldman Sachs Structured Large Cap Value Fund – 18.5%	207,533,516
13,179,836	Goldman Sachs Structured Large Cap Growth Fund – 15.9%	177,664,187
2,150,793	Goldman Sachs Emerging Markets Equity Fund – 3.8%	42,929,820
1,106,206	Goldman Sachs Real Estate Securities Fund – 2.0%	22,533,414

		831,813,580

Fixed-Income – 18.2%
10,017,563	Goldman Sachs Global Income Fund – 11.2%	125,820,596
5,876,433	Goldman Sachs Core Fixed Income Fund – 5.1%	56,590,047
1,931,337	Goldman Sachs Emerging Markets Debt Fund – 1.9%	21,495,783

		203,906,426

Money Market – 6.8%
76,205,063	Financial Square Prime Obligations Fund – 6.8%	76,205,063

TOTAL INVESTMENTS – 99.2%
(Cost $1,019,860,918)		$1,111,925,069

OTHER ASSETS IN EXCESS OF LIABILITIES – 0.8%		8,752,842

NET ASSETS – 100.0%		$1,120,677,911

The percentage shown for each investment and investment category reflects the value of the respective investment or category as a percentage of net assets.

For information on the underlying mutual funds, please call our toll free Shareholder Services Line at 1-800-526-7384 or visit us on the web at www.goldmansachsfunds.com/funds.
The accompanying notes are an integral part of these financial statements

GOLDMAN SACHS EQUITY GROWTH STRATEGY PORTFOLIO
Schedule of Investments
June 30, 2006 (Unaudited)

Shares	Description	Value
Mutual Funds (Institutional Shares) – 99.4%

Equity – 93.7%
10,733,434	Goldman Sachs Structured International Equity Fund – 43.4%	$150,375,405
5,586,059	Goldman Sachs Structured Large Cap Value Fund – 21.8%	75,579,376
4,940,538	Goldman Sachs Structured Large Cap Growth Fund – 19.2%	66,598,455
1,272,187	Goldman Sachs Emerging Markets Equity Fund – 7.3%	25,392,846
339,671	Goldman Sachs Real Estate Securities Fund – 2.0%	6,919,093

		324,865,175

Money Market – 5.7%
19,863,448	Financial Square Prime Obligations Fund – 5.7%	19,863,448

TOTAL INVESTMENTS – 99.4%
(Cost $291,297,542)		$344,728,623

OTHER ASSETS IN EXCESS OF LIABILITIES – 0.6%		2,124,540

NET ASSETS – 100.0%		$346,853,163

The percentage shown for each investment and investment category reflects the value of the respective investment or category as a percentage of net assets.

For information on the underlying mutual funds, please call our toll free Shareholder Services Line at 1-800-526-7384 or visit us on the web at www.goldmansachsfunds.com/funds.
 The accompanying notes are an integral part of these financial statements

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

ADDITIONAL INVESTMENT INFORMATION
JOINT REPURCHASE AGREEMENT ACCOUNT II — At June 30, 2006, certain Portfolios had undivided interests in the Joint Repurchase Agreement Account II, as follows:

Portfolio	Principal Amount

Balanced Strategy	$300,000

Growth and Income Strategy	2,800,000

	Principal	Interest	Maturity	Maturity
Repurchase Agreements	Amount	Rate	Date	Value

Banc of America Securities LLC	$2,860,000,000	5.30%	07/03/2006	$2,861,263,167

Barclays Capital PLC	1,500,000,000	5.32	07/03/2006	1,500,665,000

Bear Stearns	500,000,000	5.31	07/03/2006	500,221,250

Deutsche Bank Securities, Inc.	1,000,000,000	5.20	07/03/2006	1,000,433,333

Greenwich Capital Markets	300,000,000	5.32	07/03/2006	300,133,000

J.P. Morgan Securities, Inc.	400,000,000	5.28	07/03/2006	400,176,000

Merrill Lynch	500,000,000	5.25	07/03/2006	500,218,750

Morgan Stanley & Co.	3,000,000,000	5.25	07/03/2006	3,001,312,500

UBS Securities LLC	1,050,000,000	5.25	07/03/2006	1,050,459,375

UBS Securities LLC	475,000,000	5.30	07/03/2006	475,209,792

UBS Securities LLC	400,000,000	5.34	07/03/2006	400,178,000

Wachovia Capital Markets	250,000,000	5.26	07/03/2006	250,109,583

TOTAL	$12,235,000,000			$12,240,379,750

At June 30, 2006, the Joint Repurchase Agreement Account II was fully collateralized by Federal Home Loan Bank, 0.00% to 11.00%, due 07/07/2006 to 04/20/2016; Federal Home Loan Mortgage Association, 3.00% to 8.50%, due 02/01/2007 to 07/01/2036; Federal National Mortgage Association, 0.00% to 10.50%, due 02/01/2007 to 07/01/2036; and U.S. Treasury Bonds, 5.00% to 7.14%, due 11/13/2008 to 10/20/2018. The aggregate market value of the collateral, including accrued interest, was $12,492,409,737.
The accompanying notes are an integral part of these financial statements

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS
Statements of Assets and Liabilities
June 30, 2006 (Unaudited)

	Balanced Strategy	Growth and Income	Growth Strategy	Equity Growth
	Portfolio	Strategy Portfolio	Portfolio	Strategy Portfolio

Assets:

Investments in securities, at value (identified cost $311,066,007, $1,252,354,161, $1,019,860,918 and $291,297,542, respectively)	$319,615,180	$1,310,310,491	$1,111,925,069	$344,728,623

Cash	51,505	88,910	—	5,107
Receivables:
Investment securities sold	22,927,000	93,865,000	69,616,570	10,652,000
Portfolio shares sold	2,988,270	29,768,992	11,617,131	3,857,703
Dividends and interest	853,440	2,703,561	1,826,915	383,295
Reimbursement from adviser	23,080	30,171	26,212	21,916
Other assets	3,102	9,655	5,574	11,812

Total assets	346,461,577	1,436,776,780	1,195,017,471	359,660,456

Liabilities:

Due to Custodian	—	—	8,490,915	—
Payables:
Investment securities purchased	24,110,370	99,256,217	63,545,394	11,038,632
Portfolio shares repurchased	557,370	2,536,218	1,517,829	1,493,704
Amounts owed to affiliates	182,374	768,696	735,648	236,755
Accrued expenses	46,760	69,368	49,774	38,202

Total liabilities	24,896,874	102,630,499	74,339,560	12,807,293

Net Assets:

Paid-in capital	300,496,240	1,237,015,581	1,015,920,600	296,942,131
Accumulated undistributed/(distributions in excess of) net investment income (loss)	(20,264)	(319,106)	2,993,328	(425,109)
Accumulated net realized gain (loss) on investment transactions	12,539,554	39,493,476	9,699,832	(3,094,940)
Net unrealized gain on investments	8,549,173	57,956,330	92,064,151	53,431,081

NET ASSETS	$321,564,703	$1,334,146,281	$1,120,677,911	$346,853,163

Net Assets:
Class A	$152,645,511	$810,308,128	$593,033,596	$193,429,947
Class B	31,636,506	101,879,245	106,505,919	31,704,302
Class C	62,430,390	243,802,674	319,369,887	106,213,942
Institutional	72,869,392	174,427,348	97,808,895	14,915,509
Service	1,982,904	3,728,886	3,959,614	589,463

Shares Outstanding:
Class A	13,640,808	64,353,399	43,221,984	13,116,414
Class B	2,827,855	8,102,592	7,781,043	2,222,351
Class C	5,577,180	19,433,102	23,460,838	7,456,272
Institutional	6,511,713	13,817,447	7,104,393	1,000,820
Service	176,951	296,699	289,796	40,186

Total shares outstanding, $0.001 par value (unlimited number of shares authorized)	28,734,507	106,003,239	81,858,054	23,836,043

Net asset value, offering and redemption price per share:(a)
Class A	$11.19	$12.59	$13.72	$14.75
Class B	11.19	12.57	13.69	14.27
Class C	11.19	12.55	13.61	14.24
Institutional	11.19	12.62	13.77	14.90
Service	11.21	12.57	13.66	14.67

(a)	Maximum public offering price per share (NAV per share multiplied by 1.0582) for Class A Shares of the Balanced Strategy, Growth and Income Strategy, Growth Strategy and Equity Growth Strategy Portfolios is $11.84, $13.32, $14.52 and $15.61, respectively. At redemption, Class B and Class C Shares may be subject to a contingent deferred sales charge, assessed on the amount equal to the lesser of the current net asset value or the original purchase price of the shares.
 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS
Statements of Operations
For the Six Months Ended June 30, 2006 (Unaudited)

	Balanced Strategy	Growth and Income	Growth Strategy	Equity Growth
	Portfolio	Strategy Portfolio	Portfolio	Strategy Portfolio

Investment income:

Dividends from Underlying Funds	$3,487,297	$9,282,572	$4,550,532	$685,428
Interest	451,732	1,465,574	1,273,066	141,180

Total investment income	3,939,029	10,748,146	5,823,598	826,608

Expenses:

Distribution and Service fees(a)	571,456	2,293,900	2,272,073	781,857
Transfer Agent fees(a)	218,607	929,036	761,230	259,860
Management fees	229,084	835,571	653,756	214,825
Registration fees	38,253	96,745	68,725	40,796
Custodian and Accounting fees	31,729	30,836	29,467	27,438
Printing fees	18,722	38,296	29,951	15,770
Professional fees	12,453	12,453	12,453	12,453
Service Share fees	4,811	8,743	9,504	1,260
Trustees fees	4,590	4,590	4,590	4,590
Other	14,423	28,875	23,317	22,616

Total expenses	1,144,128	4,279,045	3,865,066	1,381,465

Less — expense reductions	(114,060)	(189,513)	(151,071)	(117,933)

Net expenses	1,030,068	4,089,532	3,713,995	1,263,532

NET INVESTMENT INCOME (LOSS)	2,908,961	6,658,614	2,109,603	(436,924)

Realized and unrealized gain (loss):

Net realized gain from investment transactions	8,058,476	34,239,836	13,968,384	3,301,751
Net change in unrealized gain (loss) on investments	657,659	(2,205,660)	17,936,524	11,439,735

Net realized and unrealized gain	8,716,135	32,034,176	31,904,908	14,741,486

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$11,625,096	$38,692,790	$34,014,511	$14,304,562

(a)	Class specific Distribution and Service and Transfer Agent fees were as follows:

	Distribution and Service Fees			Transfer Agent Fees

Portfolio	Class A	Class B	Class C	Class A	Class B	Class C	Institutional	Service

Balanced Strategy	$159,553	$160,072	$251,831	$121,261	$30,414	$47,848	$18,699	$385
Growth & Income Strategy	804,738	509,163	979,999	611,601	96,741	186,200	33,795	699
Growth Strategy	546,853	510,290	1,214,930	415,608	96,955	230,837	17,070	760
Equity Growth Strategy	189,545	166,807	425,505	144,054	31,693	80,846	3,166	101
The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS
Statements of Changes in Net Assets

	Balanced Strategy Portfolio

	For the
	Six Months Ended	For the
	June 30, 2006	Year Ended
	(Unaudited)	December 31, 2005

From operations:

Net investment income (loss)	$2,908,961	$5,920,602
Net realized gain from investment transactions, including capital gain distributions from Underlying Funds	8,058,476	14,121,639
Net change in unrealized gain (loss) on investments	657,659	(3,795,412)

Net increase in net assets resulting from operations	11,625,096	16,246,829

Distributions to shareholders:

From net investment income
Class A Shares	(1,729,763)	(1,747,857)
Class B Shares	(272,917)	(391,414)
Class C Shares	(499,796)	(478,412)
Institutional Shares	(1,173,029)	(2,650,472)
Service Shares	(23,293)	(44,906)
From net realized gain
Class A Shares	—	(2,579,111)
Class B Shares	—	(777,666)
Class C Shares	—	(1,023,108)
Institutional Shares	—	(3,468,425)
Service Shares	—	(46,826)

Total distributions to shareholders	(3,698,798)	(13,208,197)

From share transactions:

Net proceeds from sales of shares	110,640,176	280,213,837
Reinvestment of dividends and distributions	3,363,952	12,347,326
Cost of shares repurchased	(103,211,474)	(149,933,868)

Net increase in net assets resulting from share transactions	10,792,654	142,627,295

TOTAL INCREASE	18,718,952	145,665,927

Net assets:

Beginning of period	302,845,751	157,179,824

End of period	$321,564,703	$302,845,751

Accumulated undistributed/(distributions in excess of) net investment income (loss)	$(20,264)	$769,573

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

Growth and Income Strategy Portfolio		Growth Strategy Portfolio		Equity Growth Strategy Portfolio

For the		For the		For the
Six Months Ended	For the	Six Months Ended	For the	Six Months Ended	For the
June 30, 2006	Year Ended	June 30, 2006	Year Ended	June 30, 2006	Year Ended
(Unaudited)	December 31, 2005	(Unaudited)	December 31, 2005	(Unaudited)	December 31, 2005

$6,658,614	$14,591,375	$2,109,603	$5,535,736	$(436,924)	$244,596

34,239,836	31,617,544	13,968,384	25,152,172	3,301,751	10,602,120
(2,205,660)	12,777,719	17,936,524	21,316,294	11,439,735	10,765,519

38,692,790	58,986,638	34,014,511	52,004,202	14,304,562	21,612,235

(6,840,463)	(7,012,543)	—	(3,064,376)	—	(185,892)
(597,218)	(1,119,476)	—	(275,044)	—	—
(1,328,417)	(1,640,257)	—	(868,208)	—	—
(1,888,468)	(2,772,411)	—	(968,614)	—	(68,001)
(32,493)	(58,025)	—	(28,196)	—	(316)
—	(2,127,194)	—	—	—	—
—	(425,686)	—	—	—	—
—	(667,323)	—	—	—	—
—	(801,335)	—	—	—	—
—	(14,486)	—	—	—	—

(10,687,059)	(16,638,736)	—	(5,204,438)	—	(254,209)

564,897,999	642,420,565	541,635,152	359,107,254	150,691,969	96,033,843
9,749,933	15,387,855	—	4,782,031	—	245,432
(186,822,913)	(172,125,522)	(95,581,718)	(87,230,599)	(41,483,890)	(41,834,031)

387,825,019	485,682,898	446,053,434	276,658,686	109,208,079	54,445,244

415,830,750	528,030,800	480,067,945	323,458,450	123,512,641	75,803,270

918,315,531	390,284,731	640,609,966	317,151,516	223,340,522	147,537,252

$1,334,146,281	$918,315,531	$1,120,677,911	$640,609,966	$346,853,163	$223,340,522

$(319,106)	$3,709,339	$2,993,328	$883,725	$(425,109)	$11,815

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS
Notes to Financial Statements
June 30, 2006 (Unaudited)
1. ORGANIZATION
Goldman Sachs Trust (the “Trust”) is a Delaware statutory trust registered under the Investment Company Act of 1940, as amended, (the “Act”) as an open-end, management investment company. The Trust includes Goldman Sachs Balanced Strategy Portfolio (“Balanced Strategy”), Goldman Sachs Growth and Income Strategy Portfolio (“Growth and Income Strategy”), Goldman Sachs Growth Strategy Portfolio (“Growth Strategy”) and Goldman Sachs Equity Growth Strategy Portfolio (“Equity Growth Strategy”), collectively, the “Portfolios” or, individually, a “Portfolio”. Each Portfolio is a diversified portfolio offering five classes of shares — Class A, Class B, Class C, Institutional and Service Shares. Class A shares of the Portfolios are sold with a front-end sales charge of up to 5.50%. Class B shares of the Portfolios are sold with a contingent deferred sales charge that declines from 5.00% to zero, depending upon the period of time the shares are held. Class C shares of the Portfolios are sold with a contingent deferred sales charge of 1% during the first 12 months. Such sales loads are paid directly to Goldman, Sachs & Co. (“Goldman Sachs”) as distributor of the Portfolios. Institutional and Service Class shares of the Portfolios are not subject to a sales charge.
     Effective April 28, 2006, the name of the Goldman Sachs Aggressive Growth Strategy Portfolio was changed to the Goldman Sachs Equity Growth Strategy Portfolio.
2. SIGNIFICANT ACCOUNTING POLICIES
The following is a summary of significant accounting policies consistently followed by the Portfolios. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that may affect the reported amounts. Actual results could differ from those estimates.
A. Investment Valuation — Each Portfolio invests in a combination of underlying mutual funds (the “Underlying Funds”) for which Goldman Sachs Asset Management, L.P. (“GSAM”) and Goldman Sachs Asset Management International (“GSAMI”), affiliates of Goldman Sachs, act as investment advisers. Investments in the Underlying Funds are valued at the net asset value per share of each Underlying Fund on the day of valuation. Because each Portfolio invests primarily in other mutual funds, which fluctuate in value, the Portfolios’ shares will correspondingly fluctuate in value. Short-term debt obligations maturing in sixty days or less are valued at amortized cost, which approximates market value. The Underlying Funds may invest in foreign securities that are valued daily at fair value determined by an independent service (if available) under valuation procedures approved by the Trustees consistent with applicable regulatory guidance.
B. Securities Transactions and Investment Income — Purchases and sales of the Underlying Funds are reflected as of the trade date. Realized gains and losses on sales of the Underlying Funds are calculated on the identified-cost basis. Dividend income and capital gains distributions from the Underlying Funds are recorded on the ex-dividend date. Interest income is recorded on the basis of interest accrued, premium amortized and discount accreted. Net investment income (other than class-specific expenses) and unrealized and realized gains or losses are allocated daily to each class of shares of the respective Portfolio based upon the relative proportion of net assets of each class.
C. Expenses — Expenses incurred by the Trust that do not specifically relate to an individual Portfolio of the Trust are allocated to the Portfolios based on a straight-line and/or “pro-rata” basis depending upon the nature of the expense. Expenses included in the accompanying financial statements reflect the expenses of each Portfolio and do not include any expenses associated with the Underlying Funds. Because the Underlying Funds have varied expense and fee levels and the Portfolios may own different proportions of Underlying Funds at different times, the amount of fees and expenses incurred indirectly by each Portfolio will vary.
     Class A, Class B and Class C shareholders of the Portfolios bear all expenses and fees relating to their respective Distribution and Service Plans. Service Shares bear all expenses and fees relating to their Service and Shareholder Administration Plans. Each class of shares of the Portfolios separately bears its respective class-specific Transfer Agency fees.

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

2. SIGNIFICANT ACCOUNTING POLICIES (continued)
D. Federal Taxes and Distribution to Shareholders — It is each Portfolio’s policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute each year substantially all of its investment company taxable income and capital gains to its shareholders. Accordingly, no federal tax provisions are required.
     The characterization of distributions to shareholders for financial reporting purposes is determined in accordance with Federal income tax rules, which may differ from generally accepted accounting principles. Therefore, the source of a Portfolio’s distributions may be shown in the accompanying financial statements as either from net investment income or net realized gains, or as a tax return of capital.
E. Dividend Distributions to Shareholders — Distributions to shareholders are recorded on the ex-dividend date. Income and capital gains distributions, if any, are declared and paid according to the following schedule:

	Income	Capital Gains
	Distributions	Distributions

Portfolio	Declared & Paid	Declared & Paid

Balanced Strategy and Growth and Income Strategy	Quarterly	Annually

Growth Strategy and Equity Growth Strategy	Annually	Annually

F. Repurchase Agreements — Repurchase agreements involve the purchase of securities subject to the seller’s agreement to repurchase them at a mutually agreed upon date and price. During the term of a repurchase agreement, the value of the underlying securities held as collateral on behalf of the Portfolios, including accrued interest, is required to exceed the value of the repurchase agreement, including accrued interest. If the seller defaults or becomes insolvent, realization of the collateral by the Portfolios may be delayed or limited and there may be a decline in the value of the collateral during the period while the Portfolios seek to assert their rights. The underlying securities for all repurchase agreements are held in safekeeping at the Portfolios’ custodian or designated subcustodians under triparty repurchase agreements.
     Pursuant to exemptive relief granted by the Securities and Exchange Commission (the “SEC”) and terms and conditions contained therein, the Portfolios, together with other registered investment companies having management agreements with Goldman Sachs Asset Management, L.P. (“GSAM”), or its affiliates, transfer uninvested cash into joint accounts, the daily aggregate balance of which is invested in one or more repurchase agreements.
3. AGREEMENTS
GSAM, an affiliate of Goldman Sachs, serves as investment adviser pursuant to an Investment Management Agreement (the “Agreement”) with the Trust on behalf of the Portfolios. Under the Agreement, GSAM manages the Portfolios, subject to the general supervision of the Trust’s Board of Trustees.
     As compensation for the services rendered pursuant to the Agreement, the assumption of the expenses related thereto and administering the Portfolios’ business affairs, including providing facilities, GSAM is entitled to a fee (“Management fee”), computed daily and payable monthly, equal to an annual percentage rate of 0.15% of each Portfolio’s average daily net assets.
     Additionally, GSAM has voluntarily agreed to limit certain “Other Expenses” of the Portfolios (excluding Management fees, Distribution and Service fees, Transfer Agent fees, taxes, interest, brokerage fees, litigation, Service Share fees, indemnification costs, shareholder meeting and other extraordinary expenses exclusive of any expense offset arrangements) to the extent that such expenses exceed, on an annual basis, 0.004% of the average daily net assets of each Portfolio. Such expense reimbursements, if any, are computed daily and paid monthly. In addition, the Portfolios are not obligated to reimburse GSAM for prior fiscal year expense reimbursements, if any.

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS
Notes to Financial Statements (continued)
June 30, 2006 (Unaudited)
3. AGREEMENTS (continued)
     For the six months ended June 30, 2006, GSAM reimbursed certain other expenses as follows (in thousands):

Other Expense
Portfolio	Reimbursement

Balanced Strategy	$114

Growth and Income Strategy	190

Growth Strategy	151

Equity Growth Strategy	118

     Goldman Sachs serves as Distributor of the shares of the Portfolios pursuant to a Distribution Agreement. Goldman Sachs may receive a portion of the Class A sales load and Class B and Class C contingent deferred sales charges. During the six months ended June 30, 2006, Goldman Sachs advised the Portfolios that it retained the following approximate amounts:

		Contingent Deferred
	Sales Load	Sales Charge

Portfolio	Class A	Class B	Class C

Balanced Strategy	$184,700	$200	$—

Growth and Income Strategy	1,441,800	100	200

Growth Strategy	998,300	1,300	300

Equity Growth Strategy	283,400	1,200	200

     The Trust, on behalf of each Portfolio, has adopted Distribution and Service Plans (the “Plans”). Under the Plans, Goldman Sachs and/or authorized dealers are entitled to a monthly fee for distribution services equal to, on an annual basis, 0.25%, 0.75% and 0.75% of each Portfolio’s average daily net assets attributable to Class A, Class B and Class C Shares, respectively. Additionally, Goldman Sachs and/or authorized dealers are entitled to receive, under the Plans, a separate fee for personal and account maintenance services equal to, on an annual basis, 0.25% of each Portfolio’s average daily net assets attributable to Class B and Class C Shares.
     The Trust, on behalf of each Portfolio, has adopted a Service Plan and Shareholder Administration Plan for Service Shares. These plans allow for Service Shares to compensate service organizations for providing varying levels of personal and account administration and shareholder administration services to their customers who are beneficial owners of such shares. The Service Plan and Shareholder Administration Plan provide for compensation to the service organizations in an amount equal to, on an annual basis, 0.25% and 0.25%, respectively, of the average daily net assets of the Service Shares.
     Goldman Sachs also serves as the Transfer Agent to the Portfolios for a fee. Fees charged for such transfer agency services are calculated daily and payable monthly at an annual rate as follows: 0.19% of the average daily net assets for Class A, Class B and Class C Shares and 0.04% of the average daily net assets for Institutional and Service Shares.
     At June 30, 2006, the amounts owed to affiliates were as follows (in thousands):

	Management	Distribution and	Transfer
Portfolio	Fees	Service Fees	Agent Fees	Total

Balanced Strategy	$39	$104	$39	$182

Growth and Income Strategy	157	435	177	769

Growth Strategy	131	451	154	736

Equity Growth Strategy	41	147	49	237

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

4. PORTFOLIO SECURITY TRANSACTIONS
The cost of purchases and proceeds from sales of the Underlying Funds for the six months ended June 30, 2006, were as follows:

Portfolio	Purchases	Sales

Balanced Strategy	$116,753,470	$115,025,883

Growth and Income Strategy	553,657,669	234,687,934

Growth Strategy	530,884,444	136,868,305

Equity Growth Strategy	115,279,100	26,639,209

5. LINE OF CREDIT FACILITY
The Portfolios participate in a $400,000,000 committed, unsecured revolving line of credit facility together with other registered investment companies having management or investment advisory agreements with GSAM. Under the most restrictive arrangement, the Portfolios must own securities having a market value in excess of 300% of each Portfolio’s total bank borrowings. This facility is to be used solely for temporary or emergency purposes. The interest rate on borrowings is based on the federal funds rate. The committed facility also requires a fee to be paid by the Portfolios based on the amount of the commitment that has not been utilized. During the six months ended June 30, 2006, the Portfolios did not have any borrowings under this facility.
6. TAX INFORMATION
At June 30, 2006, the Portfolios’ aggregate security unrealized gains and losses based on cost for U.S. federal income tax purposes were as follows:

	Balanced Strategy	Growth and Income	Growth Strategy	Equity Growth
	Portfolio	Strategy Portfolio	Portfolio	Strategy Portfolio

Tax Cost	$313,130,923	$1,259,959,178	$1,028,046,871	$299,905,634

Gross unrealized gain	8,577,488	62,021,443	86,661,693	44,822,989
Gross unrealized loss	(2,093,231)	(11,670,130)	(2,783,495)	—

Net unrealized security gain	$6,484,257	$50,351,313	$83,878,198	$44,822,989

     The differences between book-basis and tax-basis unrealized gains (losses) are primarily attributable to wash sales and return of capital distributions from Underlying Funds investments.

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS
Notes to Financial Statements (continued)
June 30, 2006 (Unaudited)
7. OTHER MATTERS
Underlying Fund’s Concentration — The Portfolios do not invest in the Underlying Funds for the purpose of exercising management or control, however, investments by the Portfolios within their principal investment strategies may represent a significant portion of each Underlying Fund’s net assets. As of June 30, 2006, the Portfolios were the owners of record of 5% or more of the total outstanding voting shares of the Underlying Funds, as follows:

		Growth and
Underlying Funds	Balanced Strategy	Income Strategy	Growth Strategy	Equity Growth Strategy

Goldman Sachs Short Duration Government	18%	—	—	—

Goldman Sachs Global Income	5%	42%	23%	—

Goldman Sachs Structured Large Cap Value	—	17%	19%	7%

Goldman Sachs Structured International Equity	—	15%	17%	7%

Goldman Sachs Structured Large Cap Growth	—	19%	23%	9%

Goldman Sachs Emerging Markets Debt	—	19%	16%	—

Goldman Sachs Core Fixed Income	—	8%	—	—

Goldman Sachs Emerging Markets Equity	—	—	5%	—

The Portfolios, in aggregate, were the owners of record of more than 20% of the total outstanding voting shares of the following Underlying Funds.

Underlying Funds	% of shares held

Goldman Sachs Global Income	70%

Goldman Sachs Structured Large Cap Growth	53%

Goldman Sachs Structured Large Cap Value	46%

Goldman Sachs Structured International Equity	42%

Goldman Sachs Emerging Markets Debt	35%

Legal Proceedings — Purported class and derivative action lawsuits were filed in April and May 2004 in the United States District Court for the Southern District of New York against the Goldman Sachs Group, Inc. (“GSG”), GSAM and certain related parties, including certain Goldman Sachs Funds including these Portfolios, and the Trustees and Officers of the Trust. In June 2004, these lawsuits were consolidated into one action and in November 2004 a consolidated and amended complaint was filed against GSG, GSAM, GSAMI, Goldman Sachs and certain related parties including certain Goldman Sachs Funds and the Trustees and Officers of the Trust. These Portfolios along with certain other investment portfolios of the Trust, were named as nominal defendants in the amended complaint. Plaintiffs filed a second amended consolidated complaint on April 15, 2005. The second amended consolidated complaint alleges violations of the Act and the Investment Advisers Act of 1940. The complaint also asserts claims involving common law breach of fiduciary duty and unjust enrichment. The complaint alleges, among other things, that between April 2, 1999 and January 9, 2004 (the “Class Period”), GSAM and other defendants made improper and excessive brokerage commission and other payments to brokers that sold shares of the Goldman Sachs Funds and omitted statements of fact in registration statements and reports filed pursuant to the Act which were necessary to prevent such registration statements and reports from being materially false and misleading. The complaint further alleges that the Goldman Sachs Funds paid excessive and improper advisory fees to Goldman Sachs. The complaint also alleges that GSAM and GSAMI used 12b-1 fees for improper purposes and made improper use of soft dollars. The complaint further alleges that the Trust’s Officers and Trustees breached their fiduciary duties in connection with the

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

7. OTHER MATTERS (continued)
foregoing. On January 13, 2006, all claims against the defendants were dismissed by the U.S. District Court. On February 22, 2006, the plaintiffs appealed this decision.
     Based on currently available information, GSAM and GSAMI believe that the likelihood that the pending purported class action and derivative action lawsuit will have a material adverse financial impact on the Funds is remote, and the pending action is not likely to materially affect their ability to provide investment management services to their clients, including the Goldman Sachs Funds.
New Accounting Pronouncements — On July 13, 2006, the Financial Accounting Standards Board (“FASB”) released FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Portfolios’ tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current year. Adoption of FIN 48 is required for fiscal years beginning after December 15, 2006 and is to be applied to all open tax years as of the effective date. At this time, management is evaluating the implications of FIN 48 and its impact in the financial statements has not yet been determined.

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS
Notes to Financial Statements (continued)
June 30, 2006 (Unaudited)
8. SUMMARY OF SHARE TRANSACTIONS

	Balanced Strategy Portfolio

	For the Six Months Ended
	June 30, 2006		For the Year Ended
	(Unaudited)		December 31, 2005

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	4,672,651	$52,229,530	6,219,866	$67,437,011
Reinvestment of dividends and distributions	141,951	1,591,867	370,625	4,034,072
Shares converted from Class B(a)	95,682	1,069,274	16,564	180,749
Shares repurchased	(1,244,981)	(13,965,373)	(1,632,353)	(17,658,371)

	3,665,303	40,925,298	4,974,702	53,993,461

Class B Shares
Shares sold	431,581	4,830,086	909,920	9,820,060
Reinvestment of dividends and distributions	20,558	230,618	91,922	1,000,133
Shares converted to Class A(a)	95,853	(1,069,274)	(16,596)	(180,749)
Shares repurchased	(434,887)	(4,848,465)	(699,842)	(7,560,401)

	(78,601)	(857,035)	285,404	3,079,043

Class C Shares
Shares sold	2,043,305	22,830,731	1,923,959	20,856,766
Reinvestment of dividends and distributions	32,175	361,102	106,164	1,156,572
Shares repurchased	(392,829)	(4,390,664)	(528,397)	(5,722,969)

	1,682,651	18,801,169	1,501,726	16,290,369

Institutional Shares
Shares sold	2,683,725	30,381,743	16,701,898	181,261,673
Reinvestment of dividends and distributions	104,510	1,173,028	561,223	6,118,282
Shares repurchased	(7,136,880)	(79,765,347)	(10,763,790)	(117,769,262)

	(4,348,645)	(48,210,576)	6,499,331	69,610,693

Service Shares
Shares sold	32,771	368,086	77,842	838,327
Reinvestment of dividends and distributions	653	7,337	3,524	38,267
Shares repurchased	(21,314)	(241,625)	(111,507)	(1,222,865)

	12,110	133,798	(30,141)	(346,271)

NET INCREASE	932,818	$10,792,654	13,231,022	$142,627,295

(a)	Class B Shares will automatically convert into Class A Shares at the end of the calendar quarter that is eight years after the initial purchase date of either the Portfolio or another Goldman Sachs Fund.

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

8. SUMMARY OF SHARE TRANSACTIONS (continued)

	Growth and Income Strategy Portfolio

	For the Six Months Ended
	June 30, 2006		For the Year Ended
	(Unaudited)		December 31, 2005

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	27,499,102	$347,841,447	28,931,536	$339,209,664
Reinvestment of dividends and distributions	498,525	6,325,807	715,230	8,542,112
Shares converted from Class B(a)	648,956	8,128,210	57,331	668,988
Shares repurchased	(5,076,203)	(64,207,918)	(6,691,026)	(76,674,836)

	23,570,380	298,087,546	23,013,071	271,745,928

Class B Shares
Shares sold	2,170,376	27,408,320	2,073,398	24,158,501
Reinvestment of dividends and distributions	42,419	539,031	117,188	1,393,262
Shares converted to Class A(a)	(651,035)	(8,128,210)	(57,524)	(668,988)
Shares repurchased	(1,142,569)	(14,362,198)	(1,383,018)	(16,017,475)

	419,191	5,456,943	750,044	8,865,300

Class C Shares
Shares sold	8,159,798	102,876,852	6,432,233	74,853,636
Reinvestment of dividends and distributions	80,032	1,014,038	155,490	1,850,030
Shares repurchased	(1,126,559)	(14,178,429)	(1,696,044)	(19,663,892)

	7,113,271	89,712,461	4,891,679	57,039,774

Institutional Shares
Shares sold	6,797,518	86,291,672	17,325,567	203,791,016
Reinvestment of dividends and distributions	145,736	1,853,804	296,535	3,567,766
Shares repurchased	(7,481,957)	(93,956,789)	(4,958,922)	(59,592,987)

	(538,703)	(5,811,313)	12,663,180	147,765,795

Service Shares
Shares sold	37,799	479,708	34,616	407,748
Reinvestment of dividends and distributions	1,362	17,253	2,927	34,685
Shares repurchased	(9,365)	(117,579)	(15,404)	(176,332)

	29,796	379,382	22,139	266,101

NET INCREASE	30,593,935	$387,825,019	41,340,113	$485,682,898

(a)	Class B Shares will automatically convert into Class A Shares at the end of the calendar quarter that is eight years after the initial purchase date of either the Portfolio or another Goldman Sachs Fund.

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS
Notes to Financial Statements (continued)
June 30, 2006 (Unaudited)

8. SUMMARY OF SHARE TRANSACTIONS (continued)

	Growth Strategy Portfolio

	For the Six Months Ended
	June 30, 2006		For the Year Ended
	(Unaudited)		December 31, 2005

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	23,199,209	$317,277,345	15,252,807	$187,671,577
Reinvestment of dividends and distributions	—	—	222,702	2,901,804
Shares converted from Class B(a)	505,669	6,834,792	57,411	728,514
Shares repurchased	(3,558,119)	(48,393,338)	(3,349,755)	(40,657,358)

	20,146,759	275,718,799	12,183,165	150,644,537

Class B Shares
Shares sold	2,428,865	33,301,377	1,979,582	24,272,579
Reinvestment of dividends and distributions	—	—	19,171	250,185
Shares converted to Class A(a)	(506,489)	(6,834,792)	(57,480)	(728,514)
Shares repurchased	(959,157)	(13,071,221)	(1,154,166)	(14,003,293)

	963,219	13,395,364	787,107	9,790,957

Class C Shares
Shares sold	11,149,232	152,156,285	7,434,944	90,739,925
Reinvestment of dividends and distributions	—	—	49,084	637,107
Shares repurchased	(1,080,638)	(14,690,535)	(1,368,836)	(16,615,389)

	10,068,594	137,465,750	6,115,192	74,761,643

Institutional Shares
Shares sold	2,714,034	38,073,395	4,591,208	54,428,061
Reinvestment of dividends and distributions	—	—	74,077	966,707
Shares repurchased	(1,380,773)	(18,937,767)	(1,247,322)	(15,375,902)

	1,333,261	19,135,628	3,417,963	40,018,866

Service Shares
Shares sold	61,635	826,750	162,222	1,995,112
Reinvestment of dividends and distributions	—	—	2,019	26,228
Shares repurchased	(35,956)	(488,857)	(46,819)	(578,657)

	25,679	337,893	117,422	1,442,683

NET INCREASE	32,537,512	$446,053,434	22,620,849	$276,658,686

(a)	Class B Shares will automatically convert into Class A Shares at the end of the calendar quarter that is eight years after the initial purchase date of either the Portfolio or another Goldman Sachs Fund.

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

8. SUMMARY OF SHARE TRANSACTIONS (continued)

	Equity Growth Strategy Portfolio

	For the Six Months Ended
	June 30, 2006		For the Year Ended
	(Unaudited)		December 31, 2005

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	6,045,331	$89,160,611	4,233,504	$54,159,943
Reinvestment of dividends and distributions	—	—	12,797	177,244
Shares converted from Class B(a)	232,780	3,366,154	10,851	138,137
Shares repurchased	(1,247,300)	(18,325,778)	(1,939,670)	(24,406,321)

	5,030,811	74,200,987	2,317,482	30,069,003

Class B Shares
Shares sold	566,046	8,073,796	449,935	5,580,999
Reinvestment of dividends and distributions	—	—	—	—
Shares converted to Class A(a)	(240,559)	(3,366,154)	(11,155)	(138,137)
Shares repurchased	(344,011)	(4,873,800)	(493,993)	(6,048,545)

	(18,524)	(166,158)	(55,213)	(605,683)

Class C Shares
Shares sold	3,184,187	45,478,560	2,080,345	25,689,363
Reinvestment of dividends and distributions	—	—	—	—
Shares repurchased	(646,370)	(9,144,331)	(878,630)	(10,823,502)

	2,537,817	36,334,229	1,201,715	14,865,861

Institutional Shares
Shares sold	518,746	7,681,870	785,636	10,399,872
Reinvestment of dividends and distributions	—	—	4,868	68,001
Shares repurchased	(612,322)	(9,055,762)	(38,702)	(501,733)

	(93,576)	(1,373,892)	751,802	9,966,140

Service Shares
Shares sold	20,115	297,132	16,544	203,666
Reinvestment of dividends and distributions	—	—	14	187
Shares repurchased	(5,698)	(84,219)	(4,258)	(53,930)

	14,417	212,913	12,300	149,923

NET INCREASE	7,470,945	$109,208,079	4,228,086	$54,445,244

(a)	Class B Shares will automatically convert into Class A Shares at the end of the calendar quarter that is eight years after the initial purchase date of either the Portfolio or another Goldman Sachs Fund.

GOLDMAN SACHS BALANCED STRATEGY PORTFOLIO
Financial Highlights
Selected Data for a Share Outstanding Throughout Each Period

		Income (loss) from			Distributions
		investment operations			to shareholders

	Net asset
	value at	Net	Net realized	Total from	From net	From net
	beginning	investment	and unrealized	investment	investment	realized	Total
Year - Share Class	of period	income(a)	gain (loss)	operations	income	gains	distributions

FOR THE SIX MONTHS ENDED JUNE 30, (Unaudited)

2006 - A	$10.89	$0.11	$0.33	$0.44	$(0.14)	$—	$(0.14)
2006 - B	10.89	0.07	0.33	0.40	(0.10)	—	(0.10)
2006 - C	10.90	0.07	0.32	0.39	(0.10)	—	(0.10)
2006 - Institutional	10.89	0.13	0.33	0.46	(0.16)	—	(0.16)
2006 - Service	10.91	0.11	0.32	0.43	(0.13)	—	(0.13)

FOR THE YEARS ENDED DECEMBER 31,

2005 - A	10.79	0.28	0.32	0.60	(0.22)	(0.28)	(0.50)
2005 - B	10.78	0.17	0.36	0.53	(0.14)	(0.28)	(0.42)
2005 - C	10.80	0.19	0.33	0.52	(0.14)	(0.28)	(0.42)
2005 - Institutional	10.78	0.32	0.33	0.65	(0.26)	(0.28)	(0.54)
2005 - Service	10.80	0.23	0.37	0.60	(0.21)	(0.28)	(0.49)

2004 - A	10.00	0.25	0.77	1.02	(0.23)	—	(0.23)
2004 - B	10.00	0.16	0.77	0.93	(0.15)	—	(0.15)
2004 - C	10.01	0.17	0.77	0.94	(0.15)	—	(0.15)
2004 - Institutional	10.00	0.28	0.77	1.05	(0.27)	—	(0.27)
2004 - Service	10.01	0.23	0.77	1.00	(0.21)	—	(0.21)

2003 - A	8.83	0.23	1.18	1.41	(0.24)	—	(0.24)
2003 - B	8.83	0.16	1.18	1.34	(0.17)	—	(0.17)
2003 - C	8.84	0.16	1.18	1.34	(0.17)	—	(0.17)
2003 - Institutional	8.83	0.26	1.18	1.44	(0.27)	—	(0.27)
2003 - Service	8.84	0.22	1.18	1.40	(0.23)	—	(0.23)

2002 - A	9.43	0.25	(0.60)	(0.35)	(0.25)	—	(0.25)
2002 - B	9.43	0.18	(0.60)	(0.42)	(0.18)	—	(0.18)
2002 - C	9.44	0.18	(0.60)	(0.42)	(0.18)	—	(0.18)
2002 - Institutional	9.43	0.29	(0.60)	(0.31)	(0.29)	—	(0.29)
2002 - Service	9.44	0.25	(0.61)	(0.36)	(0.24)	—	(0.24)

2001 - A	10.16	0.30	(0.58)	(0.28)	(0.31)	(0.14)	(0.45)
2001 - B	10.16	0.23	(0.59)	(0.36)	(0.23)	(0.14)	(0.37)
2001 - C	10.17	0.23	(0.59)	(0.36)	(0.23)	(0.14)	(0.37)
2001 - Institutional	10.16	0.36	(0.60)	(0.24)	(0.35)	(0.14)	(0.49)
2001 - Service	10.17	0.29	(0.58)	(0.29)	(0.30)	(0.14)	(0.44)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales or redemption charges. Total returns for periods less than one full year are not annualized. Total returns would be reduced if sales or redemption charges were taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Portfolio distributions or the redemption of Portfolio shares.
(c)	Expense ratios exclude expenses of the Underlying Funds.
(d)	Annualized.
 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS BALANCED STRATEGY PORTFOLIO

							Ratios assuming no
							expense reductions

					Ratio of				Ratio of
		Net assets	Ratio of		net investment		Ratio of		net investment
Net asset		at end of	net expenses		income to		total expenses		income to		Portfolio
value, end	Total	period	to average		average		to average		average		turnover
of period	return(b)	(in 000s)	net assets(c)		net assets		net assets(c)		net assets		rate

$11.19	4.04%	$152,646	0.59	%(d)	2.03	%(d)	0.67	%(d)	1.95	%(d)	40%
11.19	3.65	31,637	1.34	(d)	1.22	(d)	1.42	(d)	1.14	(d)	40
11.19	3.59	62,430	1.34	(d)	1.29	(d)	1.42	(d)	1.21	(d)	40
11.19	4.23	72,869	0.19	(d)	2.31	(d)	0.27	(d)	2.23	(d)	40
11.21	3.98	1,983	0.69	(d)	1.89	(d)	0.77	(d)	1.81	(d)	40

10.89	5.63	108,661	0.59		2.50		0.77		2.32		90
10.89	4.93	31,648	1.34		1.60		1.53		1.41		90
10.90	4.87	42,448	1.34		1.69		1.52		1.51		90
10.89	6.12	118,291	0.19		2.83		0.33		2.69		90
10.91	5.59	1,798	0.69		2.14		0.88		1.95		90

10.79	10.28	53,944	0.58		2.42		0.99		2.01		52
10.78	9.36	28,265	1.33		1.61		1.74		1.20		52
10.80	9.48	25,835	1.33		1.64		1.74		1.23		52
10.78	10.60	47,030	0.18		2.75		0.59		2.34		52
10.80	10.15	2,106	0.68		2.27		1.09		1.86		52

10.00	16.13	33,379	0.60		2.52		1.03		2.09		41
10.00	15.26	23,620	1.35		1.72		1.78		1.29		41
10.01	15.28	17,540	1.35		1.76		1.78		1.33		41
10.00	16.57	30,676	0.20		2.84		0.63		2.41		41
10.01	15.98	1,724	0.70		2.38		1.13		1.95		41

8.83	(3.76)	24,057	0.60		2.72		1.10		2.22		40
8.83	(4.48)	21,543	1.35		1.98		1.85		1.48		40
8.84	(4.50)	13,129	1.35		1.97		1.85		1.47		40
8.83	(3.35)	28,778	0.20		3.19		0.70		2.69		40
8.84	(3.84)	1,535	0.70		2.77		1.20		2.27		40

9.43	(2.62)	31,539	0.59		3.09		1.05		2.63		51
9.43	(3.37)	23,643	1.34		2.34		1.80		1.88		51
9.44	(3.38)	16,354	1.34		2.34		1.80		1.88		51
9.43	(2.21)	9,278	0.19		3.74		0.65		3.28		51
9.44	(3.28)	897	0.69		2.99		1.15		2.53		51

GOLDMAN SACHS GROWTH AND INCOME STRATEGY PORTFOLIO
Financial Highlights
Selected Data for a Share Outstanding Throughout Each Period

		Income (loss) from			Distributions to
		investment operations			shareholders

	Net asset
	value at	Net	Net realized	Total from	From net	From net
	beginning	investment	and unrealized	investment	investment	realized	Total
Year - Share Class	of period	income(a)	gain (loss)	operations	income	gains	distributions

FOR THE SIX MONTHS ENDED JUNE 30, (Unaudited)

2006 - A	$12.18	$0.08	$0.45	$0.53	$(0.12)	$—	$(0.12)
2006 - B	12.16	0.03	0.46	0.49	(0.08)	—	(0.08)
2006 - C	12.14	0.04	0.45	0.49	(0.08)	—	(0.08)
2006 - Institutional	12.21	0.11	0.45	0.56	(0.15)	—	(0.15)
2006 - Service	12.16	0.08	0.45	0.53	(0.12)	—	(0.12)
FOR THE YEARS ENDED DECEMBER 31,

2005 - A	11.46	0.33	0.69	1.02	(0.24)	(0.06)	(0.30)
2005 - B	11.45	0.19	0.73	0.92	(0.15)	(0.06)	(0.21)
2005 - C	11.43	0.21	0.72	0.93	(0.16)	(0.06)	(0.22)
2005 - Institutional	11.49	0.42	0.64	1.06	(0.28)	(0.06)	(0.34)
2005 - Service	11.44	0.26	0.75	1.01	(0.23)	(0.06)	(0.29)

2004 - A	10.17	0.22	1.28	1.50	(0.21)	—	(0.21)
2004 - B	10.15	0.13	1.30	1.43	(0.13)	—	(0.13)
2004 - C	10.14	0.13	1.29	1.42	(0.13)	—	(0.13)
2004 - Institutional	10.19	0.26	1.29	1.55	(0.25)	—	(0.25)
2004 - Service	10.15	0.21	1.28	1.49	(0.20)	—	(0.20)

2003 - A	8.39	0.21	1.83	2.04	(0.26)	—	(0.26)
2003 - B	8.38	0.14	1.82	1.96	(0.19)	—	(0.19)
2003 - C	8.37	0.14	1.82	1.96	(0.19)	—	(0.19)
2003 - Institutional	8.40	0.27	1.81	2.08	(0.29)	—	(0.29)
2003 - Service	8.37	0.20	1.83	2.03	(0.25)	—	(0.25)

2002 - A	9.38	0.19	(0.98)	(0.79)	(0.20)	—	(0.20)
2002 - B	9.36	0.12	(0.96)	(0.84)	(0.14)	—	(0.14)
2002 - C	9.36	0.12	(0.97)	(0.85)	(0.14)	—	(0.14)
2002 - Institutional	9.39	0.21	(0.96)	(0.75)	(0.24)	—	(0.24)
2002 - Service	9.36	0.18	(0.98)	(0.80)	(0.19)	—	(0.19)

2001 - A	10.64	0.21	(0.98)	(0.77)	(0.22)	(0.27)	(0.49)
2001 - B	10.62	0.14	(0.99)	(0.85)	(0.14)	(0.27)	(0.41)
2001 - C	10.61	0.14	(0.98)	(0.84)	(0.14)	(0.27)	(0.41)
2001 - Institutional	10.66	0.25	(0.99)	(0.74)	(0.26)	(0.27)	(0.53)
2001 - Service	10.62	0.20	(0.98)	(0.78)	(0.21)	(0.27)	(0.48)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales or redemption charges. Total returns for periods less than one full year are not annualized. Total returns would be reduced if sales or redemption charges were taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Portfolio distributions or the redemption of Portfolio shares.
(c)	Expense ratios exclude expenses of the Underlying Funds.
(d)	Annualized.
 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GROWTH AND INCOME STRATEGY PORTFOLIO

							Ratios assuming no
							expense reductions

			Ratio of		Ratio of				Ratio of
		Net assets	net		net investment		Ratio of total		net investment
Net asset		at end of	expenses		income to		expenses to		income to		Portfolio
value, end	Total	period	to average		average		average		average		turnover
of period	return(b)	(in 000s)	net assets(c)		net assets		net assets(c)		net assets		rate

$12.59	4.37%	$810,308	0.59	%(d)	1.36	%(d)	0.63	%(d)	1.32	%(d)	22%
12.57	3.98	101,879	1.34	(d)	0.54	(d)	1.38	(d)	0.50	(d)	22
12.55	4.04	243,803	1.34	(d)	0.60	(d)	1.38	(d)	0.56	(d)	22
12.62	4.55	174,427	0.19	(d)	1.68	(d)	0.23	(d)	1.64	(d)	22
12.57	4.32	3,729	0.69	(d)	1.20	(d)	0.73	(d)	1.16	(d)	22

12.18	8.99	496,785	0.59		2.73		0.71		2.61		53
12.16	8.09	93,433	1.34		1.61		1.46		1.49		53
12.14	8.15	149,581	1.34		1.78		1.46		1.66		53
12.21	9.37	175,272	0.19		3.37		0.28		3.28		53
12.16	8.87	3,245	0.69		2.25		0.82		2.12		53

11.46	14.85	203,730	0.57		2.05		0.88		1.74		53
11.45	14.11	79,369	1.32		1.19		1.63		0.88		53
11.43	14.05	84,937	1.32		1.25		1.63		0.94		53
11.49	15.35	19,448	0.17		2.41		0.48		2.10		53
11.44	14.77	2,801	0.67		1.96		0.98		1.65		53

10.17	24.55	134,430	0.60		2.33		0.89		2.04		38
10.15	23.53	73,619	1.35		1.54		1.64		1.25		38
10.14	23.60	65,853	1.35		1.58		1.64		1.29		38
10.19	25.12	10,938	0.20		3.01		0.49		2.72		38
10.15	24.49	1,985	0.70		2.21		0.99		1.92		38

8.39	(8.44)	105,812	0.60		2.15		0.90		1.85		31
8.38	(9.07)	65,864	1.35		1.35		1.65		1.05		31
8.37	(9.16)	50,722	1.35		1.40		1.65		1.10		31
8.40	(8.08)	5,476	0.20		2.36		0.50		2.06		31
8.37	(8.56)	1,587	0.70		2.08		1.00		1.78		31

9.38	(7.27)	123,586	0.59		2.11		0.85		1.85		42
9.36	(8.01)	89,089	1.34		1.36		1.60		1.10		42
9.36	(7.92)	60,569	1.34		1.36		1.60		1.10		42
9.39	(6.95)	18,107	0.19		2.52		0.45		2.26		42
9.36	(7.35)	1,866	0.69		2.05		0.95		1.79		42

GOLDMAN SACHS GROWTH STRATEGY PORTFOLIO
Financial Highlights
Selected Data for a Share Outstanding Throughout Each Period

		Income (loss) from			Distributions
		investment operations			to shareholders

	Net asset
	value at	Net	Net realized	Total from	From net	From net
	beginning	investment	and unrealized	investment	investment	realized	Total
Year - Share Class	of period	income(a)	gain (loss)	operations	income	gains	distributions

FOR THE SIX MONTHS ENDED JUNE 30, (Unaudited)

2006 - A	$13.00	$0.05	$0.67	$0.72	$—	$—	$—
2006 - B	13.02	—	0.67	0.67	—	—	—
2006 - C	12.94	—	0.67	0.67	—	—	—
2006 - Institutional	13.02	0.07	0.68	0.75	—	—	—
2006 - Service	12.95	0.04	0.67	0.71	—	—	—
FOR THE YEARS ENDED DECEMBER 31,

2005 - A	11.88	0.20	1.06	1.26	(0.14)	—	(0.14)
2005 - B	11.90	0.07	1.09	1.16	(0.04)	—	(0.04)
2005 - C	11.86	0.09	1.06	1.15	(0.07)	—	(0.07)
2005 - Institutional	11.88	0.23	1.08	1.31	(0.17)	—	(0.17)
2005 - Service	11.83	0.17	1.07	1.24	(0.12)	—	(0.12)

2004 - A	10.22	0.12	1.67	1.79	(0.13)	—	(0.13)
2004 - B	10.23	0.04	1.67	1.71	(0.04)	—	(0.04)
2004 - C	10.21	0.04	1.67	1.71	(0.06)	—	(0.06)
2004 - Institutional	10.21	0.19	1.65	1.84	(0.17)	—	(0.17)
2004 - Service	10.18	0.11	1.66	1.77	(0.12)	—	(0.12)

2003 - A	7.91	0.11	2.34	2.45	(0.14)	—	(0.14)
2003 - B	7.93	0.05	2.32	2.37	(0.07)	—	(0.07)
2003 - C	7.92	0.05	2.31	2.36	(0.07)	—	(0.07)
2003 - Institutional	7.91	0.17	2.30	2.47	(0.17)	—	(0.17)
2003 - Service	7.88	0.11	2.32	2.43	(0.13)	—	(0.13)

2002 - A	9.30	0.11	(1.38)	(1.27)	(0.12)	—	(0.12)
2002 - B	9.29	0.04	(1.35)	(1.31)	(0.05)	—	(0.05)
2002 - C	9.30	0.04	(1.37)	(1.33)	(0.05)	—	(0.05)
2002 - Institutional	9.30	0.13	(1.36)	(1.23)	(0.16)	—	(0.16)
2002 - Service	9.27	0.10	(1.37)	(1.27)	(0.12)	—	(0.12)

2001 - A	10.88	0.11	(1.32)	(1.21)	(0.13)	(0.24)	(0.37)
2001 - B	10.86	0.03	(1.31)	(1.28)	(0.05)	(0.24)	(0.29)
2001 - C	10.87	0.03	(1.31)	(1.28)	(0.05)	(0.24)	(0.29)
2001 - Institutional	10.87	0.16	(1.32)	(1.16)	(0.17)	(0.24)	(0.41)
2001 - Service	10.86	0.10	(1.33)	(1.23)	(0.12)	(0.24)	(0.36)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales or redemption charges. Total returns would be reduced if sales or redemption charges were taken into account. Total returns for periods less than one full year are not annualized. Returns do not reflect the deduction of taxes that a shareholder would pay on Portfolio distributions or the redemption of Portfolio shares.
(c)	Expense ratios exclude expenses of the Underlying Funds.
(d)	Annualized.
 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GROWTH STRATEGY PORTFOLIO

							Ratios assuming no
							expense reductions

					Ratio of				Ratio of
		Net assets	Ratio of		net investment		Ratio of		net investment
Net asset		at end of	net expenses		income to		total expenses		income to		Portfolio
value, end	Total	period	to average		average		to average		average		turnover
of period	return(b)	(in 000s)	net assets(c)		net assets		net assets(c)		net assets		rate

$13.72	5.54%	$593,033	0.59	%(d)	0.76	%(d)	0.63	%(d)	0.72	%(d)	17%
13.69	5.15	106,506	1.34	(d)	(0.07	)(d)	1.38	(d)	(0.10	)(d)	17
13.61	5.18	319,370	1.34	(d)	—	(d)	1.38	(d)	(0.03	)(d)	17
13.77	5.76	97,809	0.19	(d)	1.09	(d)	0.23	(d)	1.06	(d)	17
13.66	5.48	3,960	0.69	(d)	0.59	(d)	0.73	(d)	0.56	(d)	17

13.00	10.60	299,961	0.59		1.58		0.72		1.45		48
13.02	9.76	88,741	1.34		0.61		1.48		0.47		48
12.94	9.67	173,355	1.34		0.77		1.47		0.64		48
13.02	11.05	75,132	0.19		1.81		0.31		1.69		48
12.95	10.49	3,421	0.69		1.35		0.82		1.22		48

11.88	17.54	129,419	0.58		1.16		0.89		0.85		44
11.90	16.72	71,753	1.33		0.33		1.64		0.02		44
11.86	16.77	86,277	1.33		0.42		1.64		0.11		44
11.88	18.05	27,967	0.18		1.77		0.49		1.46		44
11.83	17.38	1,736	0.68		1.03		0.99		0.72		44

10.22	30.96	89,342	0.60		1.29		0.92		0.97		46
10.23	29.87	67,025	1.35		0.53		1.67		0.21		46
10.21	29.88	55,151	1.35		0.57		1.67		0.25		46
10.21	31.30	8,747	0.20		1.92		0.52		1.60		46
10.18	30.85	1,358	0.70		1.21		1.02		0.89		46

7.91	(13.64)	72,060	0.60		1.25		0.93		0.92		23
7.93	(14.13)	56,279	1.35		0.47		1.68		0.14		23
7.92	(14.26)	40,571	1.35		0.49		1.68		0.16		23
7.91	(13.25)	3,525	0.20		1.52		0.53		1.19		23
7.88	(13.70)	840	0.70		1.20		1.03		0.87		23

9.30	(11.03)	93,313	0.59		1.09		0.88		0.80		40
9.29	(11.72)	81,563	1.34		0.34		1.63		0.05		40
9.30	(11.69)	53,001	1.34		0.34		1.63		0.05		40
9.30	(10.55)	7,324	0.19		1.65		0.48		1.36		40
9.27	(11.16)	940	0.69		1.01		0.98		0.72		40

GOLDMAN SACHS EQUITY GROWTH STRATEGY PORTFOLIO
Financial Highlights
Selected Data for a Share Outstanding Throughout Each Period

		Income (loss) from
		investment operations
					Distributions to
	Net asset				shareholders
	value at	Net	Net realized	Total from	from net
	beginning	investment	and unrealized	investment	investment
Year - Share Class	of period	income (loss)(a)	gain (loss)	operations	income

FOR THE SIX MONTHS ENDED JUNE 30, (Unaudited)

2006 - A	$13.82	$—	$0.93	$0.93	$—
2006 - B	13.42	(0.06)	0.91	0.85	—
2006 - C	13.40	(0.05)	0.89	0.84	—
2006 - Institutional	13.94	0.02	0.94	0.96	—
2006 - Service	13.75	(0.01)	0.93	0.92	—
FOR THE YEARS ENDED DECEMBER 31,

2005 - A	12.30	0.06	1.48	1.54	(0.02)
2005 - B	12.01	(0.05)	1.46	1.41	—
2005 - C	11.99	(0.04)	1.45	1.41	—
2005 - Institutional	12.40	0.16	1.45	1.61	(0.07)
2005 - Service	12.24	0.05	1.47	1.52	(0.01)

2004 - A	10.36	0.05	1.91	1.96	(0.02)
2004 - B	10.18	(0.04)	1.87	1.83	—
2004 - C	10.17	(0.03)	1.85	1.82	—
2004 - Institutional	10.43	0.08	1.95	2.03	(0.06)
2004 - Service	10.32	0.04	1.89	1.93	(0.01)

2003 - A	7.72	0.04	2.66	2.70	(0.06)
2003 - B	7.59	(0.02)	2.61	2.59	—
2003 - C	7.59	(0.02)	2.60	2.58	— (d)
2003 - Institutional	7.77	0.08	2.68	2.76	(0.10)
2003 - Service	7.68	0.03	2.65	2.68	(0.04)

2002 - A	9.25	0.02	(1.55)	(1.53)	—
2002 - B	9.17	(0.05)	(1.53)	(1.58)	—
2002 - C	9.16	(0.05)	(1.52)	(1.57)	—
2002 - Institutional	9.27	0.04	(1.54)	(1.50)	—
2002 - Service	9.21	0.01	(1.54)	(1.53)	—

2001 - A	10.71	(0.01)	(1.45)	(1.46)	—
2001 - B	10.70	(0.08)	(1.45)	(1.53)	—
2001 - C	10.69	(0.08)	(1.45)	(1.53)	—
2001 - Institutional	10.70	0.02	(1.45)	(1.43)	—
2001 - Service	10.68	(0.02)	(1.45)	(1.47)	—

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales or redemption charges. Total returns would be reduced if sales or redemption charges were taken into account. Total returns for periods less than one full year are not annualized. Returns do not reflect the deduction of taxes that a shareholder would pay on Portfolio distributions or the redemption of Portfolio shares.
(c)	Expense ratios exclude expenses of the Underlying Funds.
(d)	Amount is less than $.005 per share
(e)	Annualized.
 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS EQUITY GROWTH STRATEGY PORTFOLIO

							Ratios assuming no
							expense reductions

					Ratio of				Ratio of
		Net assets	Ratio of		net investment		Ratio of		net investment
Net asset		at end of	net expenses		income (loss)		total expenses		income (loss)		Portfolio
value, end	Total	period	to average		to average		to average		to average		turnover
of period	return(b)	(in 000s)	net assets(c)		net assets		net assets(c)		net assets		rate

$14.75	6.73%	$193,430	0.59	%(e)	0.01	%(e)	0.68	%(e)	(0.08	)% (e)	10%
14.27	6.33	31,704	1.34	(e)	(0.82	)(e)	1.43	(e)	(0.91	)(e)	10
14.24	6.27	106,214	1.34	(e)	(0.76	)(e)	1.43	(e)	(0.85	)(e)	10
14.90	6.89	14,916	0.19	(e)	0.30	(e)	0.28	(e)	0.21	(e)	10
14.67	6.69	589	0.69	(e)	(0.10	)(e)	0.78	(e)	(0.19	)(e)	10

13.82	12.55	111,758	0.59		0.50		0.82		0.27		32
13.42	11.74	30,069	1.34		(0.38)		1.58		(0.62)		32
13.40	11.76	65,904	1.34		(0.30)		1.57		(0.53)		32
13.94	12.96	15,256	0.19		1.21		0.40		1.00		32
13.75	12.44	354	0.69		0.39		0.91		0.17		32

12.30	18.91	70,961	0.58		0.43		0.99		0.02		36
12.01	17.98	27,582	1.33		(0.38)		1.74		(0.79)		36
11.99	17.90	44,582	1.33		(0.31)		1.74		(0.72)		36
12.40	19.46	4,247	0.18		0.74		0.59		0.33		36
12.24	18.73	165	0.68		0.37		1.09		(0.04)		36

10.36	35.02	52,088	0.60		0.50		1.03		0.07		36
10.18	34.12	24,879	1.35		(0.27)		1.78		(0.70)		36
10.17	34.05	30,706	1.35		(0.22)		1.78		(0.65)		36
10.43	35.51	4,881	0.20		0.88		0.63		0.45		36
10.32	34.97	130	0.70		0.30		1.13		(0.13)		36

7.72	(16.54)	39,214	0.60		0.22		1.06		(0.24)		27
7.59	(17.23)	21,105	1.35		(0.58)		1.81		(1.04)		27
7.59	(17.14)	20,740	1.35		(0.54)		1.81		(1.00)		27
7.77	(16.18)	3,961	0.20		0.48		0.66		0.02		27
7.68	(16.61)	125	0.70		0.11		1.16		(0.35)		27

9.25	(13.63)	48,639	0.59		(0.11)		0.97		(0.49)		43
9.17	(14.30)	30,013	1.34		(0.87)		1.72		(1.25)		43
9.16	(14.31)	25,571	1.34		(0.86)		1.72		(1.24)		43
9.27	(13.36)	7,248	0.19		0.25		0.57		(0.13)		43
9.21	(13.76)	153	0.69		(0.20)		1.07		(0.58)		43

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS
Statement Regarding Basis for Approval of Management Agreement (Unaudited)
     The Trustees oversee the management of Goldman Sachs Trust (the “Trust”), and review the investment performance and expenses of the investment portfolios covered by this Report (the “Portfolios”) at regularly scheduled meetings held during the Portfolios’ fiscal year. In addition, the Trustees determine annually whether to approve and continue the Trust’s investment management agreement (the “Management Agreement”) with Goldman Sachs Asset Management, L.P. (the “Investment Adviser”) for the Portfolios.
     The Management Agreement was most recently approved by the Trustees, including all of the Trustees who are not parties to the Management Agreement or “interested persons” (as defined in the Investment Company Act of 1940, as amended) of any party thereto (the “Independent Trustees”), on June 15, 2006 (the “Annual Contract Meeting”).
     To assist the Trustees in their deliberations at the Annual Contract Meeting, and in addition the reviews of the Portfolios’ investment performance, expenses and other matters at regularly scheduled Board meetings, the Trustees have a Contract Review Committee (the “Committee”) whose members include all of the Independent Trustees. The Committee held meetings on December 15, 2005, February 8, 2006 and May 10, 2006. At these Committee meetings, the Independent Trustees considered matters relating to the approval of the Management Agreement including: (a) the Portfolios’ investment performance; (b) the Portfolios’ management fee arrangements; (c) the Investment Adviser’s undertaking to reimburse certain expenses of the Portfolios that exceed specified levels; (d) the Investment Adviser’s potential economies of scale and the breakpoints implemented in 2005 for the fees payable by the underlying funds in which the Portfolios invest (the “Underlying Funds”); (e) the relative expense levels of the Portfolios; (f) the Investment Adviser’s profitability with respect to the Trust and the Portfolios; (g) the quality of the non-advisory services provided to the Portfolios; (h) the statutory and regulatory requirements applicable to the approval and continuation of mutual fund investment management agreements; (i) an evaluation of the Trustees’ contract review process provided by an outside third party; and (j) information on the processes followed by the third party mutual fund data provider engaged as part of the Trustees’ contract review (the “Outside Data Provider”) in producing investment performance, fee and expense comparisons for the Portfolios.
     At the Annual Contract Meeting, the Trustees reviewed the matters that were considered at the Committee meetings and also considered additional matters including: (a) a summary of fee concessions by the Investment Adviser and its affiliates with respect to the Goldman Sachs mutual funds since 2003; (b) the quality of the Investment Adviser’s services; (c) the structure, staff and capabilities of the Investment Adviser and its portfolio management teams; (d) the groups within the Investment Adviser that support the portfolio management teams, including the legal and compliance departments, the valuation oversight group, the risk and performance analytics group, the business planning team and the technology group; (e) the Investment Adviser’s business continuity and disaster recovery planning; (f) the Investment Adviser’s financial resources and its ability to hire and retain talented personnel; (g) the fees received by the Investment Adviser’s affiliates from the Portfolios and the Underlying Funds for transfer agency, securities lending, distribution and other services; (h) the terms of the Management Agreement; (i) the administrative services provided under the Management Agreement, including the nature and extent of the Investment Adviser’s oversight of the Portfolios’ other service providers including the custodian and fund accounting agent; and (j) the Investment Adviser’s policies addressing various types of potential conflicts of interest. At the Annual Contract Meeting, the Trustees also considered at further length the Portfolios’ investment performance, fees and expenses, including the Portfolios’ expense trends over time and the breakpoints in the contractual fee rates payable by the Underlying Funds that were approved in 2005.
     In connection with the Committee meetings and the Annual Contract Meeting, the Trustees received written materials and oral presentations on the topics covered, and were advised by their independent legal counsel regarding their

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS
Statement Regarding Basis for Approval of Management Agreement (Unaudited) (continued)
responsibilities under applicable law. Also, in conjunction with these meetings, the Trustees attended other sessions at which the Trustees reviewed the commission rates paid by the Underlying Funds on brokerage transactions, the Investment Adviser’s receipt of research services in connection with those transactions, and the payment of Rule 12b-1 distribution and service fees by the Portfolios. Information was also provided relating to the portfolio turnover rates of the Underlying Funds, revenue sharing by the Investment Adviser, portfolio manager compensation, the alignment of the interests of the Portfolios and the portfolio managers, the number and types of account managed by the portfolio managers, and other matters. During the course of their deliberations, the Independent Trustees met in executive sessions without employees of the Investment Adviser present.
     The presentations made at the Contract Review Committee meetings and at the Annual Contract Meeting encompassed the Portfolios and other mutual fund portfolios for which the Board of Trustees has responsibility. While the Management Agreement for all of the Portfolios was approved at the same Annual Contract Meeting, the Trustees considered the Management Agreement as it applied to each Portfolio separately.
     In evaluating the Management Agreement at the Annual Contract Meeting, the Trustees relied upon their knowledge, resulting from their meetings and other interactions throughout the year, of the Investment Adviser, its services and the Portfolios. At those meetings the Trustees received materials relating to the Investment Adviser’s investment management and other services under the Management Agreement, including: (a) information on the investment performance of the Portfolios in comparison to other mutual funds and benchmark performance indices; (b) general investment outlooks in the markets in which the Portfolios and the Underlying Funds invest; (c) compliance reports; and (d) expenses borne by the Portfolios. In addition, the Trustees were provided with disclosure materials regarding the Goldman Sachs mutual funds and their expenses that are provided to investors who invest in the funds, as well as information on the Goldman Sachs mutual funds’ competitive universe and discussed of the broad range of other investment choices that are available to those investors.
     In connection with their approval of the Management Agreement, the Trustees gave weight to various factors, but did not identify any particular factor as controlling their decision. As part of their review, the Trustees considered the nature, extent and quality of the services provided by the Investment Adviser. In this regard, the Trustees considered both the investment advisory services, and the other, non-advisory services, that are provided to the Portfolios and the Underlying Funds by the Investment Adviser and its affiliates. These services include services as transfer agent, securities lending agent and distributor. In addition, affiliates of the Investment Adviser receive compensation in connection with the execution of portfolio securities transactions by the Underlying Funds and sales loads on the sale of certain classes of shares offered by the Portfolios. The Trustees concluded that the Investment Adviser was both able to commit substantial financial and other resources to the operations of the Portfolios and had, in fact, continued to commit those resources in multiple areas including portfolio management, trading, technology, human resources, tax, treasury, legal, compliance, vendor oversight and risk management. The Trustees also believed that the Investment Adviser had made significant commitments to address regulatory compliance requirements applicable to the Portfolios and the Investment Adviser, including education and training initiatives.
     The Trustees also considered the investment performance of the Portfolios and the Investment Adviser. In this regard, the Trustees compared the investment performance of the Portfolios to the performance of other SEC-registered funds and to rankings and ratings issued by the Outside Data Provider. The Trustees also reviewed the Portfolios’ investment performance relative to their respective performance benchmarks. This information on the Portfolios’ investment performance was provided for one, three and five year periods. In addition, the Trustees considered the investment performance trends of the Portfolios over time, and reviewed the investment performance of the Portfolios in light of their respective investment

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS
Statement Regarding Basis for Approval of Management Agreement (Unaudited) (continued)
objectives and policies, as well as in light of periodic analyses of their respective quality and risk profiles. In addition, the Trustees considered whether the Portfolios had operated within their investment policies, and their record of compliance with their investment limitations. The Trustees believed that the Portfolios were continuing to provide competitive, and in some cases very competitive, performance for long-term investors.
     The Board of Trustees also considered the contractual fee rates payable by the Portfolios under the Management Agreement. In this regard, the Trustees considered information on the services rendered by the Investment Adviser to the Portfolios, which included both advisory and administrative services that were directed to the needs and operations of the Portfolios as registered mutual funds. They also considered information that indicated that these mutual fund services differed in various significant respects from the services provided to the Investment Adviser’s institutional accounts, which generally paid lower fees. In addition, the fees paid by the Portfolios and the Portfolios’ total operating expense ratios (before and after voluntary expense reimbursements) were compared to similar information for mutual funds advised by other, unaffiliated investment management firms. Most of the comparisons of the Portfolios’ fee rates and total operating expense ratios were prepared by the Outside Data Provider.
     More particularly, the Trustees reviewed analyses prepared by Outside Data Provider of the expense rankings of the Portfolios. The analyses provided a comparison of the Portfolios’ management fees rates to relevant peer groups and category universes; an expense analysis which compared each Portfolio’s expenses to a peer group and a category universe; and a five-year history comparing each Portfolio’s expenses to a category average. The analyses also compared the Portfolios’ transfer agency fees, custody and accounting fees and other expenses to peer groups and medians. The Trustees believed that the comparisons provided by the Outside Data Provider were useful in evaluating the reasonableness of the management fees paid by the Portfolios. In addition, the Trustees noted the Investment Adviser’s voluntary undertaking to limit the Portfolios’ total expense ratios (excluding certain expenses) to specified levels.
     The Board of Trustees also considered the reduction in the contractual fee rates payable under the Management Agreement by the Portfolios that was approved by the Trustees in 2004, the fees and expenses borne by the Underlying Funds, and the breakpoints in the contractual fee rates payable by the Underlying Funds that were approved in 2005, which had been implemented.
     In considering the management fee payable by the Portfolios and the new fee breakpoints for the Underlying Funds, the Trustees had reviewed information regarding the Investment Adviser’s potential economies of scale, and whether the Portfolios and their shareholders were participating in the benefits of these economies. In this regard, the Trustees considered the amount of assets in the Portfolios; the information provided by the Investment Adviser relating to the costs of the services provided by the Investment Adviser and its affiliates and the profits realized by them; and information comparing the fee rates charged by the Investment Adviser with the fee rates charged by other, unaffiliated investment managers to other mutual funds. Upon reviewing these matters again at the Annual Contract Meeting in 2006, the Trustees continued to believe that the fee breakpoints for the Underlying Funds were a way to ensure that benefits of scalability would be passed along to shareholders, including shareholders of the Portfolios, at the specified asset levels.
     The Trustees also considered the other benefits derived by the Investment Adviser and its affiliates from the Portfolios and the Underlying Funds as stated above, including the fees received by them for transfer agency, securities lending, distribution and brokerage services, and the brokerage and research services received by the Investment Adviser in connection with the placement of brokerage transactions for the Underlying Funds. In this regard, the Trustees noted that the Investment

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS
Statement Regarding Basis for Approval of Management Agreement (Unaudited) (continued)
Adviser had adopted a policy to cease obtaining third party non-broker research based on the Underlying Funds’ brokerage transactions. In addition, the Trustees reviewed the Investment Adviser’s pre-tax revenues and pre-tax margins with respect to the Trust and the Portfolios. In this regard the Trustees reviewed, among other things, profitability analyses and summaries, revenue and expense schedules, and expense allocation methodologies, as well as a report of independent accountants regarding the results of certain agreed-upon procedures to verify expense allocation calculations that were designed to assist the Trustees in their evaluation of the Investment Adviser’s schedules of revenues and expenses. The Trustees considered the Investment Adviser’s revenues and margins both in absolute terms and in comparison to the information on the reported margins earned by other asset management firms.
     After deliberation and consideration of the information provided, including the factors described above, the Trustees concluded that the management fees paid by the Portfolios were reasonable in light of the services provided by the Investment Adviser, its costs and the Portfolios’ current and reasonably foreseeable asset levels, and that the Management Agreement should be approved and continued.

GOLDMAN SACHS ASSET ALLOCATIONS PORTFOLIOS
Fund Expenses (Unaudited) — Six Month Period Ended June 30, 2006
          As a shareholder of Class A, Class B, Class C, Institutional or Service Shares of the Portfolios you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments (with respect to Class A Shares), contingent deferred sales charges (loads) on redemptions (with respect to Class B and Class C Shares), and redemption fees (with respect to Class A, Class B, Class C, Institutional and Service Shares, if any); and (2) ongoing costs, including management fees; distribution and service (12b-1) fees (with respect to Class A, Class B and Class C Shares); and other Fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of investing in Class A, Class B, Class C, Institutional and Service Shares of the Portfolio and to compare these costs with the ongoing costs of investing in other mutual funds.
          The example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period from January 1, 2006 through June 30, 2006.
Actual Expenses — The first line under each share class in the table below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading entitled “Expenses Paid” to estimate the expenses you paid on your account for this period.
Hypothetical Example for Comparison Purposes — The second line under each share class in the table below provides information about hypothetical account values and hypothetical expenses based on the Portfolio’s actual expense ratios and an assumed rate of return of 5% per year before expenses, which is not the Portfolio’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Funds and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
          Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads), redemption fees, or exchange fees. Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

	Balanced Strategy Portfolio				Growth and Income Strategy Portfolio				Growth Strategy Portfolio				Equity Growth Strategy Portfolio
				Expenses				Expenses				Expenses				Expenses
	Beginning	Ending		Paid for the	Beginning	Ending		Paid for the	Beginning	Ending		Paid for the	Beginning	Ending		Paid for the
	Account Value	Account Value		6 months ended	Account Value	Account Value		6 months ended	Account Value	Account Value		6 months ended	Account Value	Account Value		6 months ended
Share Class	01/01/06	06/30/06		06/30/06*	01/01/06	06/30/06		06/30/06*	01/01/06	06/30/06		06/30/06*	01/01/06	06/30/06		06/30/06*

Class A
Actual	$1,000.00	$1,040.40		$3.01	$1,000.00	$1,043.70		$3.01	$1,000.00	$1,055.40		$3.03	$1,000.00	$1,067.30		$3.05
Hypothetical (5% return)	1,000.00	1,021.85	+	2.98	1,000.00	1,021.85	+	2.98	1,000.00	1,021.85	+	2.98	1,000.00	1,021.85	+	2.98

Class B
Actual	1,000.00	1,036.50		6.79	1,000.00	1,039.80		6.80	1,000.00	1,051.50		6.83	1,000.00	1,063.30		6.87
Hypothetical (5% return)	1,000.00	1,018.13	+	6.72	1,000.00	1,018.13	+	6.72	1,000.00	1,018.13	+	6.72	1,000.00	1,018.13	+	6.72

Class C
Actual	1,000.00	1,035.90		6.79	1,000.00	1,040.40		6.80	1,000.00	1,051.80		6.84	1,000.00	1,062.70		6.87
Hypothetical (5% return)	1,000.00	1,018.13	+	6.72	1,000.00	1,018.13	+	6.72	1,000.00	1,018.13	+	6.72	1,000.00	1,018.13	+	6.72

Institutional
Actual	1,000.00	1,042.30		0.98	1,000.00	1,045.50		0.98	1,000.00	1,057.60		0.99	1,000.00	1,068.90		0.99
Hypothetical (5% return)	1,000.00	1,023.84	+	0.97	1,000.00	1,023.84	+	0.97	1,000.00	1,023.83	+	0.97	1,000.00	1,023.83	+	0.97

Service
Actual	1,000.00	1,039.80		3.51	1,000.00	1,043.20		3.51	1,000.00	1,054.80		3.53	1,000.00	1,066.90		3.56
Hypothetical (5% return)	1,000.00	1,021.35	+	3.48	1,000.00	1,021.35	+	3.48	1,000.00	1,021.36	+	3.48	1,000.00	1,021.35	+	3.48

*	Expenses for each share class are calculated using the Portfolio’s expense ratio for each class, which represents the ongoing expenses as a percentage of net assets for the six months ended June 30, 2006. Expenses are calculated by multiplying the expense ratio by the average account value for the period; then multiplying the result by the number of days in the most recent fiscal half year; and then dividing that result by the number of days in the fiscal year. Expense ratios for the most recent fiscal half year may differ from expense ratios based on one-year data in the financial highlights. The expense ratios for the period were as follows:

Portfolio	Class A	Class B	Class C	Institutional	Service

Balanced Strategy	0.59%	1.34%	1.34%	0.19%	0.69%
Growth and Income Strategy	0.59	1.34	1.34	0.19	0.69
Growth Strategy	0.59	1.34	1.34	0.19	0.69
Equity Growth Strategy	0.59	1.34	1.34	0.19	0.69

+	Hypothetical expenses are based on the Portfolios’ actual expense ratios and an assumed rate of return of 5% per year before expenses.

FUNDS PROFILE
Goldman Sachs Funds

Goldman Sachs is a premier financial services firm, known since 1869 for creating thoughtful and customized investment solutions in complex global markets.
Today, the Investment Management Division of Goldman Sachs serves a diverse set of clients worldwide, including private institutions, public entities and individuals. With portfolio management teams located around the world — and $582.1 billion in assets under management as of June 30, 2006 — our investment professionals bring firsthand knowledge of local markets to every investment decision, making us one of the few truly global asset managers.
GOLDMAN SACHS FUNDS
In building a globally diversified portfolio, you can select from more than 50 Goldman Sachs Funds and gain access to investment opportunities across borders, investment styles, asset classes and security capitalizations.

Money Market Funds[1] Fixed Income Funds
▪  Enhanced Income Fund
▪  Ultra-Short Duration
Government Fund
▪  Short Duration Government Fund
▪  Short Duration Tax-Free Fund
▪  California Intermediate AMT-Free Municipal Fund
▪ New York Intermediate AMT-Free Municipal Fund	▪ Tennessee Municipal Fund
▪  Municipal Income Fund
▪  U.S. Mortgages Fund
▪  Government Income Fund
▪  Core Fixed Income Fund
▪  Investment Grade Credit Fund
▪  Global Income Fund
▪  High Yield Municipal Fund
▪  High Yield Fund
▪  Emerging Markets Debt Fund

Specialty Funds[3] ▪  Real Estate Securities Fund
▪  U.S. Equity Dividend and
Premium Fund
▪ Structured Tax-Managed Equity Fund[2] ▪ Tollkeeper FundSM	Domestic Equity Funds
▪  Structured U.S. Equity Fund[2] ▪  Structured Large Cap Value Fund[2] ▪  Structured Large Cap Growth Fund[2] ▪  Growth and Income Fund
▪  Large Cap Value Fund
▪  Capital Growth Fund
▪  Strategic Growth Fund
▪  Research Select FundSM
▪  Concentrated Growth Fund
▪  Mid Cap Value Fund
▪  Growth Opportunities Fund
▪  Small/ Mid Cap Growth Fund
▪  Structured Small Cap Equity Fund[2] ▪  Small Cap Value Fund

International Equity Funds
▪  Structured International
Equity Fund[2] ▪  International Equity Fund
▪  European Equity Fund
▪  Japanese Equity Fund
▪  International Small Cap Fund[2] ▪  Emerging Markets Equity Fund
▪  Asia Equity Fund[2] Asset Allocation Funds[3] ▪  Asset Allocation Portfolios
▪ Balanced Fund

[1]	An investment in a money market fund is neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Funds seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Funds.

[2]	Effective December 30, 2005, the Asia Growth Fund was renamed the Asia Equity Fund and the International Growth Opportunities Fund was renamed the International Small Cap Fund. Also effective December 30, 2005, the CORE International Equity, CORE Small Cap Equity, CORE Large Cap Growth, CORE Large Cap Value and CORE U.S. Equity Funds were renamed, respectively, the Structured International Equity, Structured Small Cap Equity, Structured Large Cap Growth, Structured Large Cap Value Funds and Structured U.S. Equity. Effective January 6, 2006, the CORE Tax-Managed Equity Fund was renamed the Structured Tax-Managed Equity Fund.

[3]	Individual Funds within the Asset Allocation and Specialty categories will have various placement on the risk/return spectrum.

The Goldman Sachs Research Select FundSM and Tollkeeper FundSM are registered service marks of Goldman, Sachs & Co.

GOLDMAN SACHS ASSET MANAGEMENT, L.P. 32 OLD SLIP, 32ND FLOOR, NEW YORK, NEW YORK 10005

TRUSTEES Ashok N. Bakhru, Chairman John P. Coblentz, Jr. Patrick T. Harker Mary Patterson McPherson Alan A. Shuch Wilma J. Smelcer Richard P. Strubel Kaysie P. Uniacke	OFFICERS Kaysie P. Uniacke, President James A. Fitzpatrick, Vice President James A. McNamara, Vice President John M. Perlowski, Treasurer Peter V. Bonanno, Secretary

GOLDMAN, SACHS & CO. Distributor and Transfer Agent GOLDMAN SACHS ASSET MANAGEMENT, L.P. Investment Adviser
Visit our Web site at www.goldmansachsfunds.com to obtain the most recent month-end returns.
The reports concerning the Portfolios included in this shareholder report may contain certain forward-looking statements about the factors that may affect the performance of the Portfolios in the future. These statements are based on Portfolio management’s predictions and expectations concerning certain future events and their expected impact on the Portfolios, such as performance of the economy as a whole and of specific industry sectors, changes in the levels of interest rates, the impact of developing world events, and other factors that may influence the future performance of the Portfolios. Management believes these forward-looking statements to be reasonable, although they are inherently uncertain and difficult to predict. Actual events may cause adjustments in portfolio management strategies from those currently expected to be employed.
A description of the policies and procedures that the Portfolios use to determine how to vote proxies relating to portfolio securities and information regarding how a Portfolio voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available (i) without charge, upon request by calling 1-800-526-7384 (for Retail Shareholders) or 1-800-621-2550 (for Institutional Shareholders); and (ii) on the Securities and Exchange Commission Web site at http://www.sec.gov.
The Portfolios file their complete schedule of portfolio holdings with the Securities and Exchange Commission (“SEC”) for the first and third quarters of each fiscal year on Form N-Q. Beginning the fiscal quarter ended September 30, 2004 and every first and third fiscal quarter thereafter, the Portfolios’ Form N-Q will become available on the SEC’s website at http://www.sec.gov within 60 days after the Portfolios’ first and third fiscal quarters. When available, the Portfolios’ Forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. When available, Form N-Q may be obtained upon request and without charge by calling 1-800-526-7384 (for Retail Shareholders) or 1-800-621-2550 (for Institutional Shareholders).
Asset Allocation Portfolios are subject to underlying fund expenses as well as the expenses of the portfolio, and the cost of this type of investment may be higher than a mutual fund that only invests in stocks and bonds.
Holdings and allocations shown may not be representative of current or future investments. Holdings and allocations may not include the Portfolio’s entire investment portfolio, which may change at any time. Portfolio holdings should not be relied on in making investment decisions and should not be construed as research or investment advice regarding particular securities.
Portfolios on the efficient frontier are optimal in both the sense that they offer maximal expected return for some given level of risk and minimal risk for some given level of expected return. The efficient frontier is the line created from the risk-reward graph, comprised of optimal portfolios. The optimal portfolios plotted along the curve have the highest expected return possible for the given amount of risk.
This material is not authorized for distribution to prospective investors unless preceded or accompanied by a current Prospectus. Please consider a Portfolio’s objectives, risks, and charges and expenses, and read the Prospectus carefully before investing. The Prospectus contains this and other information about the Portfolios.

Copyright 2006 Goldman, Sachs & Co. All rights reserved. 06-1237	AASAR / 115.7K / 08-06